Exhibit 10.12

EXECUTION

AMENDMENT NO. 11

TO MASTER REPURCHASE AGREEMENT

This Amendment No. 11 to the Master Repurchase Agreement, dated as of December 23, 2020 (this “Amendment”), is among JPMorgan Chase Bank, National Association (the “Buyer”), United Shore Repo Seller 1 LLC (the “Seller”), United Shore Repo Trust 1 (the “Trust Subsidiary”, and together with the Seller, each, a “Seller Party”, and collectively, the “Seller Parties”) and United Wholesale Mortgage, LLC (f/k/a United Shore Financial Services, LLC) (the “Guarantor”).

RECITALS

The Buyer and the Seller Parties are parties to that certain Master Repurchase Agreement, dated as of May 9, 2019 (as amended by Amendment No. 1, dated as of May 23, 2019, Amendment No. 2, dated as of December 6, 2019, Amendment No. 3, dated as of February 28, 2020, Amendment No. 4, dated as of April 6, 2020, Amendment No. 5, dated as of April 14, 2020, Amendment No. 6, dated as of May 14, 2020, Amendment No. 7, dated as of May 22, 2020, Amendment No. 8, dated as of June 8, 2020, Amendment No. 9, dated as of July 29, 2020, and Amendment No. 10, dated as of October 30, 2020, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”). The Buyer, the Seller Parties, and the Guarantor are parties to that certain Pricing Side Letter, dated as of May 9, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”). The Guarantor is a party to that certain Guaranty, dated as of May 9, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), made by the Guarantor in favor of the Buyer. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement or Pricing Side Letter, as applicable.

The Buyer, the Seller Parties and the Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement. As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Seller Parties and the Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Consent to Name Change. The Guarantor has informed Buyer that it intends change its name from “United Shore Financial Services, LLC” to “United Wholesale Mortgage, LLC” (the “Name Change”). The Guarantor hereby requests that Buyer, and Buyer hereby agrees to, (a) consent to the Name Change on the terms and conditions previously disclosed to Buyer and (b) waive any and all restrictions under the Program Documents solely to the extent breached as a direct result of the Name Change.

SECTION 2. Amendment to the Existing Repurchase Agreement. Effective as of December 14, 2020 (the “Amendment Effective Date”), the Existing Repurchase Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto. The parties hereto further acknowledge and agree that Exhibit A constitutes the conformed agreement as amended and modified by the terms set forth herein.

SECTION 3. Conditions Precedent to Amendment. This Amendment shall be effective as the Amendment Effective Date, subject to the satisfaction of the following conditions precedent:

3.1 Security Interest. Evidence that all actions necessary to perfect Buyer’s interest in the Additional Guarantor Pledged Assets with respect to Guarantor have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1 or Form UCC-3, as applicable;

3.2 Organizational Documents. A certificate of the secretary of Guarantor, substantially in form and substance acceptable to Buyer in its sole good faith discretion, attaching certified copies of Guarantor’s formation and organizational documents and resolutions approving the Name Change and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary entity action or governmental approvals as may be required in connection with the Facility Documents;

3.3 Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of Guarantor; and

3.4 Incumbency Certificate. An incumbency certificate of an officer of Guarantor certifying the names, true signatures and titles of the representatives duly authorized to request transactions under the Facility Documents by execution of this Amendment;

SECTION 4. Delivered Documents. On the Amendment Effective Date, Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by duly authorized officers of the parties thereto;

(b) Amendment No. 8 to Custodial and Disbursement Agreement, executed and delivered by duly authorized officers of the parties thereto;

(c) Amendment No. 1 to Electronic Tracking Agreement, executed and delivered by duly authorized officers of the parties thereto;

(d) Amendment No. 1 to Subservicer Notice (Cenlar) executed and delivered by duly authorized officers of the parties thereto;

(e) Amendment No. 1 to Subservicer Notice (Nationstar) executed and delivered by duly authorized officers of the parties thereto;

2

(f) Power of Attorney, executed and delivered by duly authorized officers of the parties thereto;

(g) a certificate of the secretary of Guarantor, attaching certified copies of Guarantor’s organizational documents and resolutions approving the Name Change (either specifically or by general resolution) and all documents evidencing other necessary company action or governmental approvals as may be required in connection with the Name Change;

(h) Amendment No. 3 to 2nd Amended and Restated Intercreditor Agreement, executed and delivered by duly authorized officers of the parties thereto;

(i) Amendment No. 3 to 2nd Amended and Restated Joint Securities Account Control Agreement;

(j) Amendment No. 3 to Amended and Restated Escrow Agreement; and

(k) such other documents as Buyer or counsel to Buyer may reasonably request.

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Amendment and all matters related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures In Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.

3

SECTION 7. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

[SIGNATURE PAGES FOLLOW]

4

IN WITNESS WHEREOF, the parties have caused their name to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BUYER:

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION

By:	/s/ Jonathan Davis
Name: Jonathan Davis
Title: Executive Director

Signature Page to Amendment No. 11 to Master Repurchase Agreement

SELLER PARTIES:

UNITED SHORE REPO SELLER 1 LLC, as Seller

By:	/s/ Alex Elezaj
Name: Alex Elezaj
Title: Vice President

UNITED SHORE REPO TRUST 1, as Trust Subsidiary

By: United Wholesale Mortgage, LLC (f/k/a United Shore Financial Services, LLC), not in its individual capacity but solely as the Trust’s Agent

By:	/s/ Alex Elezaj
Name: Alex Elezaj
Title: Vice President

Signature Page to Amendment No. 11 to Master Repurchase Agreement

Exhibit A

CONFORMED AGREEMENT

(See attached)

~~CONFORMED THRU AMENDMENT NO. 10~~ 11

MASTER REPURCHASE AGREEMENT

Among

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Buyer

and

UNITED SHORE REPO SELLER 1 LLC,

as Seller

and

UNITED SHORE REPO TRUST 1,

as Trust Subsidiary

Dated May 9, 2019

-i-

-ii-

EXHIBIT D	FORM OF REPURCHASE/RELEASE REQUEST
EXHIBIT E	FORM OF SECTION 7 CERTIFICATE
EXHIBIT F	MORTGAGE LOAN SCHEDULE FIELDS
EXHIBIT G-1	FORM OF POWER OF ATTORNEY (SELLER)
EXHIBIT G-2	FORM OF POWER OF ATTORNEY (TRUST SUBSIDIARY)
EXHIBIT H	FORM OF WAREHOUSE LENDER’S RELEASE`

-iii-

MASTER REPURCHASE AGREEMENT

This is a MASTER REPURCHASE AGREEMENT, dated as of May 9, 2019, among UNITED SHORE REPO SELLER 1 LLC, a Delaware limited liability company (the “Seller”), UNITED SHORE REPO TRUST 1, a Delaware statutory trust (the “Trust Subsidiary” and together with Seller, each a “Seller Party” and collectively, the “Seller Parties”) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association organized under the laws of the United States (the “Buyer”).

Section 1. Applicability. From time to time the parties hereto may, with respect to the Uncommitted Amount, and shall, with respect to the Committed Amount, enter into transactions in which Seller agrees to transfer to Buyer the Purchased Asset on a servicing released basis against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Purchased Asset on a servicing released basis at a date certain not later than the Termination Date. Seller owns the Trust Certificate representing 100% of the Trust Interests in Trust Subsidiary. On the initial Purchase Date, Buyer will purchase the Trust Certificate from Seller in connection with the Transaction on such date. After the initial Purchase Date, as part of separate Transactions from time to time Seller may request and Buyer may fund, subject to the terms and conditions of this Agreement, a Purchase Price Increase. Each such transaction involving the transfer of the Purchased Asset or additional Underlying Mortgage Loans to the Trust Subsidiary resulting in an increase or decrease in the value of the Purchased Asset shall be referred to herein as a “Transaction” and shall be governed by this Agreement, unless otherwise agreed in writing. This Agreement with respect to the Uncommitted Amount is not a commitment by Buyer to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller. Seller hereby acknowledges that with respect to the Uncommitted Amount Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.

In order to further secure the Obligations hereunder, the interests in the Underlying Mortgage Loans and other assets of the Trust Subsidiary shall be pledged by the Trust Subsidiary to the Buyer pursuant to this Agreement. As additional credit enhancement in connection with the Transactions hereunder and as a condition precedent to Buyer entering into the Transactions hereunder, Guarantor shall deliver a guaranty and pledge to Buyer.

This Agreement refers to Trust Interests representing direct beneficial interests in Underlying Mortgage Loans. The parties understand that Underlying Mortgage Loans are owned by the Trust Subsidiary and that the Trust Interests represent the ownership interest in the Underlying Mortgage Loans. Accordingly, to the extent that this Agreement refers to beneficial interests in Underlying Mortgage Loans owned by Trust Subsidiary or any other property owned by a separate legal entity, such references shall be construed as referring to such Underlying Mortgage Loans owned by Trust Subsidiary or other such property owned by such separate legal entity.

Section 2. Definitions. As used herein, the following terms shall have the following meanings (all terms defined in this Section 2 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa).

“1934 Act” shall have the meaning set forth in Section 34(a) hereof.

“Accepted Servicing Practices” shall mean, with respect to any Underlying Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Underlying Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

“Affiliate” shall mean with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.

“Aged Wet-Ink Mortgage Loan” shall mean a Wet-Ink Mortgage Loan for which the complete Mortgage File may be delivered to the Custodian after the Wet-Ink Delivery Date but on or prior to the Aged Wet-Ink Delivery Date.

“Agency” shall mean Freddie Mac, Fannie Mae or Ginnie Mae, as applicable.

“Agency Approval” shall have the meaning set forth in Section 13(w) hereof.

“Agency Guidelines” shall mean, with respect to any eMortgage Loan, the applicable Underwriting Guidelines set forth in clause (i) of the definition of “Underwriting Guidelines.”

“Agency Mortgage Loan” shall mean an Underlying Mortgage Loan that was underwritten in accordance with the Agencies’ Underwriting Guidelines and otherwise satisfies all requirements for purchase by the Agencies.

“Agency-Required eNote Legend” shall mean the legend or paragraph required by Fannie Mae or Freddie Mac, as applicable, to be set forth in the text of an eNote, which includes the provisions set forth on Exhibit 17 to the Custodial Agreement, as may be amended from time to time by Fannie Mae or Freddie Mac, as applicable.

“Agency Security” shall mean a mortgage-backed security issued by an Agency.

“Aggregate Asset Value” shall have the meaning set forth in the Pricing Side Letter.

“Agreement” shall mean this Master Repurchase Agreement among Buyer, Trust Subsidiary and Seller, dated as of the date hereof as the same may be further amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

“AM Funding” shall mean the entry by the parties hereto into Transactions with respect to Underlying Mortgage Loans at or before 10:30 a.m. (New York time) or such other time as the parties agree in connection with Transaction Requests delivered to Buyer by 9:00 a.m. (New York time) or such other time as the parties agree on the related Purchase Date.

“Annual Financial Statement Date” shall have the meaning set forth in the Pricing Side Letter.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to a Seller Party, Guarantor or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” shall have the meaning set forth in Section 12(cc) hereof.

“Appraised Value” shall mean the value set forth in an appraisal (or in the case of Agency Mortgage Loans, such other valuation utilizing a valuation model that is permitted by the applicable Underwriting Guidelines, which valuation satisfies the requirements of such Underwriting Guidelines) made in connection with the origination of the related Underlying Mortgage Loan as the value of the Mortgaged Property.

“Approved eMortgage Take-out Investor” shall mean an institution which has made a Take-out Commitment and that has been specifically approved in writing by Buyer for purchases of eMortgage Loans and with which Buyer and Seller Parties have entered into an eNote Control and Bailment Agreement; provided, however, if at any time such eNote Control and Bailment Agreement ceases to be in full force and effect or if such Approved eMortgage Take-out Investor shall fail to perform any of its obligations thereunder, such Approved eMortgage Take-out Investor shall cease to be an Approved eMortgage Take-out Investor automatically upon any such failure.

“Asset Value” shall have the meaning set forth in the Pricing Side Letter.

“Assignment and Acceptance” shall have the meaning set forth in Section 21(a) hereof.

“Assignment of Mortgage” shall mean an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein.

“Authoritative Copy” shall mean, with respect to an eNote, the single unique, identifiable and legally controlling copy of such eNote meeting the requirements of § 16(c) of UETA and § 7201(c) of E-SIGN, and that is registered on the MERS eRegistry and stored, at all times, in an eVault that complies with applicable eCommerce Laws, maintained by the Person named in the Location specified in the MERS eRegistry.

“Authorized Representative” shall mean, for the purposes of this Agreement only, an agent or Responsible Officer of Seller or Trust Subsidiary, as applicable, listed on Schedule 2 hereto, as such Schedule 2 may be amended from time to time.

“Back End DTI Ratio” shall mean the ratio, expressed as a percentage, and calculated in accordance with the applicable Underwriting Guidelines, of (a) the sum of (i) amounts attributable to scheduled payments of principal and interest on the related Mortgagor’s mortgage loan or loans, and to the extent applicable, hazard insurance premiums, mortgage insurance premiums, property taxes and homeowners’ association or condominium fees plus (ii) all other recurring debt payments of the Mortgagor including without limitation, credit card payments, car loan payments, student loan payments, child support payments, alimony payments and legal judgments to (b) the related Mortgagor’s gross monthly income.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

“Business Day” shall mean a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the State of New York or (iii) any day on which the New York Stock Exchange is closed.

“Buyer” shall mean JPMorgan Chase Bank, National Association, its successors in interest and assigns, and with respect to Section 7 hereof , its participants.

“Capital Lease Obligations ” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” shall mean, as to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, limited partnership, trust, and any and all warrants or options to purchase any of the foregoing, in each case, designated as “securities” (as defined in Section 8-102 of the Uniform Commercial Code) in such Person, including, without limitation, all rights to participate in the operation or management of such Person and all rights to such Person’s properties, assets, interests and distributions under the related organizational documents in respect of such Person. “Capital Stock” also includes (i) all accounts receivable arising out of the related organizational documents of such Person; (ii) all general intangibles arising out of the related organizational documents of such Person; and (iii) to the extent not otherwise included, all proceeds of any and all of the foregoing (including within proceeds, whether or not otherwise included therein, any and all contractual rights under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of such Person).

“Cash Equivalents” shall mean (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of any commercial bank, which commercial bank is organized under the laws of the United States of America or any state thereof, having capital and surplus in excess of $500,000,000, and rated at least A-1 by S&P and P-1 by Moody’s, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition and (d) commercial paper (having original maturities of not more than ninety-one (91) days) of JPMorgan Chase & Co., but not its Affiliates; provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction and is not issued by an asset backed commercial paper conduit or structured investment vehicle.

“Change in Control” shall mean:

(a) any transaction or event as a result of which any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the beneficial owner directly or indirectly, of more than 50% of the total voting power of UWM Corporation, and thereafter, the Permitted Holders are the beneficial owners, directly or indirectly, of less than 50% of the total voting power of UWM Corporation;

~~(a) any transaction or event as a result of which SFS ceases to own, directly at least 51% of the Capital Stock of Guarantor;~~

~~(b) any transaction or event as a result of which Guarantor ceases to own, directly 100% of the Capital Stock of Seller;~~

(b) ~~(c)~~ any transaction or event as a result of which ~~Seller~~UWM Corporation ceases to ~~own~~serve as the manager, directly ~~100% of the Capital Stock of Trust Subsidiary~~or indirectly, Guarantor; or

(c) ~~(d)~~ the sale, transfer, or other disposition of all or substantially all of Guarantor’s, Seller’s or Trust Subsidiary’s assets (excluding any such action permitted under this Agreement or taken in connection with any securitization transaction or routine sales of Mortgage Loans and Servicing Rights)~~.~~; or

(d) the consummation of a merger or consolidation of Guarantor with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power or equity interests of the continuing or surviving entity’s equity outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not equity holders of the Guarantor immediately prior to such merger, consolidation or other reorganization.

(e) any transaction or event as a result of which Guarantor ceases to own, directly 100% of the Capital Stock of Seller; or

(f) any transaction or event as a result of which Seller ceases to own, directly 100% of the Capital Stock of Trust Subsidiary.

“Closing Date” shall mean May 9, 2019.

“CLTV” shall mean, with respect to any Underlying Mortgage Loan, the ratio of (i) the sum of (a) the original outstanding principal amount of the Underlying Mortgage Loan and (b) the outstanding principal amount of any subordinate lien on the related Mortgaged Property as of the date of origination of the Underlying Mortgage Loan to (ii) the lesser of (x) the Appraised Value of the Mortgaged Property at origination or (y) if the Mortgaged Property was purchased within twelve (12) months of the origination of the Underlying Mortgage Loan, the purchase price of the Mortgaged Property.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collection Account ” shall mean the segregated deposit account established by and in the name of Seller at the Buyer exclusively for the benefit of Buyer into which all Income shall be deposited.

“Combined Repurchase Assets” shall have the meaning provided in Section 8(a)(ii) hereof.

“Committed Amount” shall have the meaning assigned thereto in the Pricing Side Letter.

“Confidential Information” shall have the meaning set forth in Section 32(b) hereof.

“Confidential Terms” shall have the meaning set forth in Section 32(a) hereof.

“Confirmation” shall mean a confirmation in form and substance acceptable to Buyer and Seller (which may be via electronic medium).

“Control” shall mean, with respect to an eNote, the “control” of such eNote within the meaning of UETA and/or, as applicable, E-SIGN, which is established by reference to the MERS eRegistry and any party designated therein as the Controller.

“Control Failure” shall have the meaning assigned to such term in the Custodial Agreement.

“Controller” shall mean, with respect to an eNote, the Person identified on the MERS eRegistry as the Person having “control” of the Authoritative Copy of such eNote within the meaning of § 7201 of E-SIGN and § 16 of UETA.

“Costs” shall have the meaning set forth in Section 17(a) hereof.

“Custodial Agreement” shall mean that certain Custodial and Disbursement Agreement dated as of the date hereof, among Seller, Trust Subsidiary, Buyer, Custodian and Disbursement Agent as the same may be amended from time to time.

“Custodian” shall mean Deutsche Bank National Trust Company in its capacity as custodian and any successor thereto under the Custodial Agreement.

“Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become (by the terms of this Agreement) an Event of Default.

“Defective Mortgage Loan” shall mean an Underlying Mortgage Loan (a) which is in foreclosure, has been foreclosed upon or has been converted to real estate owned property, (b)

for which the Mortgagor is in bankruptcy, (c) that is rejected or excluded for any reason from the related Take-out Commitment by the Take-out Investor, (d) that is not purchased by the Take-out Investor in compliance with the Take-out Commitment at or prior to the expiration or termination of the Take-out Commitment for any reason, or (e) that is not removed from Trust Subsidiary in compliance with the provisions of Section 3(d) hereof.

“Delegatee” shall mean, with respect to an eNote, the party designated in the MERS eRegistry as the “Delegatee” or “Delegatee for Transfers”, who in such capacity is authorized by the Controller to perform certain MERS eRegistry transactions on behalf of the Controller such as Transfers of Control and Transfers of Control and Location.

“Delinquent Mortgage Loan” shall mean any Underlying Mortgage Loan as to which any Monthly Payment, or part thereof, remains unpaid for thirty (30) days or more from the original Due Date for such Monthly Payment.

“Disbursement Agent” shall mean Deutsche Bank National Trust Company in its capacity as disbursement agent and any successor thereto under the Custodial Agreement.

“Division/Series Transaction” shall mean, with respect to any Person that is a limited liability company organized under the laws of the State of Delaware, that any such Person (a) divides into two (2) or more Persons (whether or not the original Person or Subsidiary thereof survives such division) or (b) creates, or reorganizes into, one (1) or more series, in each case, as contemplated under the laws of the State of Delaware, including without limitation Section 18-217 of the Delaware LLC Act.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Due Date” shall mean the day of the month on which the Monthly Payment is due on an Underlying Mortgage Loan, exclusive of any days of grace.

“Due Diligence Cap” shall have the meaning set forth in the Pricing Side Letter.

“Due Diligence Costs” shall have the meaning set forth in Section 20 hereof.

“Due Diligence Documents” shall have the meaning set forth in Section 20 hereof.

“Due Diligence Review” shall mean the performance by Buyer or its designee of any or all of the reviews permitted under Section 20 hereof with respect to any or all of the Underlying Mortgage Loans, as desired by Buyer from time to time.

“eClosing System ” shall mean the systems and processes used in the origination and closing of an eMortgage Loan and through which the eNote and other Underlying Mortgage Loan documents are accessed, presented and signed electronically.

“eClosing Transaction Record” shall mean, for each eMortgage Loan, a record of each eNote and Electronic Record presented and signed using the eClosing System and all actions relating to the creation, execution, and transferring of the eNote and such other Electronic Records required to be maintained pursuant to Agency Guidelines and required to demonstrate compliance with all applicable eCommerce Laws. An eClosing Transaction Record shall include, without limitation, systems logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing of each eNote and Electronic Record, together with identifying information that can be used to verify the Electronic Signature (as such term is defined on the related Agency-Required eNote Legend) and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each Electronic Signature.

“eCommerce Laws” shall mean the Electronic Signature In Global and National Commerce Act, Pub. L. No. 106-229, 114 Stat. 464 (codified at 15 U.S.C. §§ 7001-31), as the same may be supplemented, amended, recodified or replaced from time to time (“E-SIGN”), the Uniform Electronic Transactions Act, as adopted in the relevant jurisdiction, and as may be supplemented, modified or replaced from time to time (“UETA”), any applicable state or local equivalent or similar laws and regulations, and any rules, regulations and guidelines promulgated under any of the foregoing.

“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 3(a) shall have been satisfied.

“Electronic Agent” shall mean MERSCORP Holdings, Inc., or its successor in interest or assigns.

“Electronic Record” shall mean, with respect to an eMortgage Loan, the related eNote and all other documents comprising the Mortgage File electronically created, generated, communicated, delivered or stored by electronic means and capable of being accurately reproduced in perceivable form.

“Electronic Tracking Agreement” shall mean one (1) or more Electronic Tracking Agreements with respect to (x) the tracking of changes in the ownership, mortgage servicers and servicing rights ownership of Underlying Mortgage Loans held on the MERS System, and (y) the tracking of the Control of eNotes held on the MERS eRegistry, each in a form acceptable to Buyer and as the same may be amended from time to time.

“Eligible Mortgage Loan” shall mean an Underlying Mortgage Loan that is acceptable to Buyer as of the related Purchase Date and that satisfies the customary criteria for eligibility determined by Buyer in its sole and absolute discretion at the time Buyer enters into the related Transaction and thereafter, any such Underlying Mortgage Loan shall remain an Eligible Mortgage Loan only so long as there is not a material breach of a representation and warranty set forth on Schedule 1-A to this Agreement with respect to such Underlying Mortgage Loan.

“Eligible Trust Certificate” shall mean the Trust Certificate that is acceptable to Buyer as of the related Purchase Date and that satisfies the customary criteria for eligibility determined by Buyer in its sole and absolute discretion at the time Buyer enters into the related Transaction and thereafter, the Trust Certificate shall remain an Eligible Trust Certificate only so long as there is not a material breach of a representation and warranty set forth on Schedule 1-B to this Agreement with respect to the related Trust Interests.

“eMortgage Loan” shall mean an Underlying Mortgage Loan (i) that is a MOM Loan, (ii) with respect to which there is an eNote registered on the MERS eRegistry in compliance with the MERS eRegistry Procedures Manual and conforms to all applicable Agency Guidelines and (iii) as to which some or all of the other documents comprising the related Mortgage File may be created electronically and not by traditional paper documentation with a pen and ink signature.

“eNote” shall mean, with respect to any eMortgage Loan, the Mortgage Note that is electronically issued, created, presented and executed in accordance with the requirements of, and is a valid and enforceable Transferable Record under, applicable eCommerce Laws and otherwise conforms to all applicable Agency Guidelines.

“eNote Control and Bailment Agreement ” shall mean a master control and bailment agreement, by and among a Take-out Investor, Buyer and Seller Parties, setting forth the bailment terms and conditions for all transfers of the Control and/or Location of eNotes and deliveries of the Authoritative Copies thereof, from Buyer to an Approved eMortgage Take-out Investor (or their respective designees) for the purposes of such Approved eMortgage Take-out Investor’s inspection and determination to purchase related eMortgage Loans from Seller Parties, all in such form and containing such terms and conditions as approved by Buyer in its sole and absolute discretion.

“eNote Delivery Requirement” shall have the meaning assigned to such term in Section 3(c)(vii) hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate ” shall mean any Person which, together with any Seller Party or Guarantor is treated, as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as a single employer described in Section 414 of the Code.

“eRisk Determination” shall have the meaning set forth in Section 6(d) hereof.

“Escrow Payments” shall mean, with respect to any Underlying Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

“E-SIGN” shall have the meaning set forth in the definition of “eCommerce Laws”.

“eVault” shall mean an electronic storage system that uses computer hardware and software established and maintained by an eVault Provider to store and maintain eNotes and other Electronic Records, including any and all addenda, amendments, supplements or other modifications of eNotes that are Electronic Records, in compliance with applicable eCommerce Laws and Agency Guidelines.

“eVault Provider” shall mean eOriginal, Inc., or its successor in interest or assigns, or such other entity agreed upon by Seller Parties, Custodian and Buyer.

“Event of Default” shall have the meaning set forth in Section 14 hereof.

“Event of ERISA Termination” shall mean (i) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the reporting of the occurrence of such event, or (ii) the withdrawal of any Seller Party or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by any Seller Party or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430 (j) of the Code or Section 303(j) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by any Seller Party or any ERISA Affiliate thereof to terminate any Plan, or (v) the failure to meet the requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by any Seller Party or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for any Seller Party or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430 (k) of the Code with respect to any Plan.

“Exception” has the meaning assigned thereto in the Custodial Agreement.

“Excluded Taxes” shall have the meaning set forth in Section 7(e) hereof.

“Expenses” shall mean all present and future reasonable expenses incurred by or on behalf of Buyer in connection with this Agreement or any of the other Facility Documents and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include the cost of title, lien, judgment and other record searches; attorneys’ fees; and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby.

“Facility Documents” shall mean this Agreement, the Pricing Side Letter, the Guaranty, the Custodial Agreement, the Electronic Tracking Agreement, if applicable, each Servicer Notice, each Power of Attorney and any and all other documents and agreements executed and delivered by Seller, Trust Subsidiary or Guarantor in connection with this Agreement or any Transactions hereunder, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Facility Fee” shall have the meaning set forth in the Pricing Side Letter.

“Facility Termination Threshold” shall have the meaning set forth in the Pricing Side Letter.

“Fannie Mae” shall mean the Federal National Mortgage Association, or any successor thereto.

“FCPA” shall have the meaning set forth in Section 12(ff) hereof.

“FDIA” shall have the meaning set forth in Section 33(c) hereof.

“FHA” shall mean the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“FHA Loan” shall mean an Underlying Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.

“FHA Mortgage Insurance Contract” shall mean the contractual obligation of the FHA respecting the insurance of an Underlying Mortgage Loan.

“FHA Regulations” shall mean the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“FICO” shall mean Fair Isaac & Co., or any successor thereto.

“Fidelity Insurance” shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Buyer.

“Financial Statements ” shall mean the consolidated financial statements of Guarantor prepared in accordance with GAAP for the year or other period then ended. Such financial statements will be audited, in the case of annual statements, by Richey May & Co. or such other independent certified public accountants not objected to by Buyer.

“Fitch” shall mean Fitch Ratings, Inc., or any successor thereto.

“Freddie Mac” shall mean the Federal Home Loan Mortgage Corporation or any successor thereto.

“GAAP” shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

“Ginnie Mae” shall mean the Government National Mortgage Association and any successor thereto.

“GLB Act” shall have the meaning set forth in Section 32(b) hereof.

“Government Loan” shall mean a Mortgage Loan that is an FHA Loan, a VA Loan or a USDA Loan.

“Governmental Authority” shall mean any nation or government, any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” shall mean United Wholesale Mortgage, LLC (f/k/a United Shore Financial Services, LLC), its successors in interest and assigns.

“Guarantor Pledged Assets” shall have the meaning set forth in the Guaranty.

“Guaranty” shall mean that certain Guaranty and Pledge made by the Guarantor in favor of Buyer, dated as of May 9, 2019, as amended, restated, supplemented or otherwise modified from time to time.

“Hash Value” shall mean, with respect to an eNote, the unique, tamper-evident digital signature of such eNote that is stored with MERS.

“Hedge Agreement” shall mean, with respect to any or all of the Underlying Mortgage Loans, any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement or Take-out Commitment, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of obligations, either generally or under specific contingencies, entered into by any Seller Party pursuant to its customary hedging policies, as amended from time to time.

“High Cost Mortgage Loan” shall mean an Underlying Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994; or (b) a “high cost”, “high risk”, “high rate”, “threshold”, “covered”, or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

“HUD” shall mean the Department of Housing and Urban Development.

“Income” shall mean, with respect to the Purchased Asset and any Underlying Mortgage Loan at any time, any principal thereof then payable and all interest, dividends or other distributions payable thereon, including any Liquidation Proceeds, insurance proceeds or interest payable thereon or any fees or payments of any kind, or other amounts received.

“Indebtedness” shall mean, with respect to any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

“Indemnified Party” shall have the meaning set forth in Section 17 hereof.

“Insolvency Event” shall mean, for any Person:

(i) that such Person shall discontinue or abandon operation of its business;

(ii) that such Person shall fail generally to, or admit in writing its inability to, pay its debts as they become due;

(iii) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or for the winding-up or liquidation of its affairs;

(iv) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such Person’s consent to the entry of an order for relief in an involuntary case under any such Requirement of Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors;

(v) that such Person shall become insolvent; or

(vi) if such Person is a corporation, such Person, or any of its Subsidiaries, shall take any corporate action in furtherance of, or the action of which would result in any of the actions set forth in the preceding clauses (i), (ii), (iii), (iv) or (v).

“Interest Rate Adjustment Date” shall mean the date on which an adjustment to the Mortgage Interest Rate with respect to each Underlying Mortgage Loan becomes effective.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, including all rules and regulations promulgated thereunder.

“Late Payment Fee” shall mean the excess of the Price Differential paid as a result of its calculation at the Post-Default Rate over the Price Differential as would have been calculated at the Pricing Rate.

“LIBOR Rate” shall mean, with respect to each day or portion thereof, the rate of interest (calculated on a per annum basis) equal to the one (1) month ICE Benchmark Administration (or any successor institution or replacement institution used to administer LIBOR Rate) as reported on the display designated as “BBAM” “Page DG8 4a” on Bloomberg (or such other display as may replace “BBAM” “Page DG8 4a” on Bloomberg) on that day, as the rate for delivery on that day of one (1) month U.S. dollar deposits, and in an amount comparable to the amount of the Purchase Price of Transactions to be outstanding on such day. In the event that such rate is not available at such time for any reason, then LIBOR Rate for the relevant day shall be the rate at which one (1) month U.S. dollar deposits are offered by the principal London office of Buyer in immediately available funds in the London interbank market at approximately 11:00 a.m. (London time) on that day, and in an amount comparable to the amount of the Purchase Price of Transactions to be outstanding on such day.

“Lien” shall mean any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.

“Liquidation Proceeds” shall mean, with respect to an Underlying Mortgage Loan, all cash amounts received in connection with: (i) the liquidation of the related Mortgaged Property or other collateral constituting security for such Underlying Mortgage Loan through trustee’s sale, foreclosure sale, disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor, (ii) the realization upon any deficiency judgment obtained against a Mortgagor, or (iii) any other amounts collected on account of subsequent recoveries.

“Litigation Threshold” shall have the meaning set forth in the Pricing Side Letter.

“Loan Record” shall mean all books, records, ledger cards, files, papers, documents, instruments, certificates, systems logs, audit trails, appraisals, reports, correspondence, customer lists, and other information and data, descriptions, catalogs or lists of such information or data, computer printouts, media (tapes, discs, cards, drives, flash memory or any other kind of physical or virtual data or information storage media or systems) and the related software and systems, including archived versions of such software and systems (subject to any licensing restrictions), and similar items that at any time evidence or contain information relating to an Underlying Mortgage Loan, and other information and data that is used or useful for originating, managing and administering such Underlying Mortgage Loan, and the Seller Party’s rights to access the same, whether exclusive or nonexclusive, to the extent that such access rights may lawfully be transferred or used by the Seller Party’s permittees, and any computer programs that are owned by the Seller Party (or licensed to the Seller Party under licenses that may lawfully be transferred or used by the Seller Party’s permittees) and that are used or useful to access, organize, input, read, print or otherwise output and otherwise handle or use such information and data. For clarification purposes, and not in limitation of the foregoing, the “Loan Record” of an eMortgage Loan specifically includes the eMortgage Loan’s eClosing Transaction Record, the version of the eClosing System used to the origination of such eMortgage Loan, and any and all files, documents, records, systems logs, audit trail and other data and information relating to the related eNote and other electronic documents throughout the life of such eMortgage Loan.

“Loan to Value Ratio” or “LTV” shall mean with respect to any Underlying Mortgage Loan, the ratio of (i) the original outstanding principal amount of the Underlying Mortgage Loan to (ii) the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within twelve (12) months of the origination of the Underlying Mortgage Loan, the purchase price of the Mortgaged Property.

“Location” shall mean, with respect to an eNote, the Person identified on the MERS eRegistry as the Person that stores and maintains the Authoritative Copy of such eNote, as the Controller of such eNote or as such Controller’s designated custodian.

“Manufactured Home Mortgage Loan” shall mean an Agency Mortgage Loan secured by a manufactured home (as defined by HUD); provided that (a) such manufactured home is attached to permanent foundation and is no longer transportable and (b) such Agency Mortgage Loan is eligible for securitization or purchase by an Agency.

“Margin Call” shall have the meaning set forth in Section 4(b) hereof.

“Margin Deficit” shall have the meaning set forth in Section 4(b) hereof.

“Margin Threshold” shall have the meaning set forth in the Pricing Side Letter.

“Market Value” shall mean, as of any date with respect to any Underlying Mortgage Loan, the price at which such Underlying Mortgage Loan could readily be sold as determined by Buyer in its sole discretion.

“Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations, financial condition or prospects of any Seller Party or Guarantor; (b) the ability of any Seller Party or Guarantor to perform its obligations under any of the Facility Documents to which it is a party; (c) the validity or enforceability of any of the Facility Documents; (d) the rights and remedies of Buyer or any Affiliate under any of the Facility Documents; (e) the timely payment of any amounts payable under the Facility Documents; or (f) the Asset Value of the Purchased Asset or the Underlying Mortgage Loans taken as a whole; in each case as determined by Buyer in its sole good faith discretion.

“Maximum Purchase Price” shall have the meaning set forth in the Pricing Side Letter.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS eDelivery” shall mean the electronic system, operated and maintained by the Electronic Agent that is used by MERS eRegistry to deliver eNotes, other Electronic Records and data from one MERS eRegistry member to another using a system-to-system interface and conforming to the standards of the MERS eRegistry.

“MERS eRegistry” shall mean the electronic registry, operated and maintained by the Electronic Agent, that serves as the system of record to identify the current Controller and Location of the Authoritative Copy of an eNote, and any other Person who is authorized by the Controller to make certain updates or initiate certain actions in the MERS eRegistry on behalf of Controller with respect to such eNote.

“MERS eRegistry Procedures Manual” shall mean the MERS eRegistry Procedures Manual issued by MERS, amended, replaced, supplemented or otherwise modified and in effect from time to time.

“MERS Mortgage Loan” shall mean any Underlying Mortgage Loan registered with MERS on the MERS System.

“MERS System” shall mean the mortgage electronic registry system operated by the Electronic Agent that tracks changes in Mortgage ownership, mortgage servicers and servicing rights ownership.

“MIN” shall mean the mortgage identification number for any MERS Mortgage Loan and, in the case of eMortgage Loans, the eNote evidencing such eMortgage Loan.

“MOM Loan” shall mean any Underlying Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Underlying Mortgage Loan and its successors and assigns.

“Monthly Financial Statement Date” shall have the meaning set forth in the Pricing Side Letter.

“Monthly Payment” shall mean the scheduled monthly payment of principal and interest on an Underlying Mortgage Loan.

“Moody’s” shall mean Moody’s Investor’s Service, Inc. or any successors thereto.

“More Favorable Agreement” shall have the meaning set forth in Section 13(gg) hereof.

“Mortgage” shall mean each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a first lien on real property and other property and rights incidental thereto.

“Mortgage File” shall mean, with respect to an Underlying Mortgage Loan, the documents and instruments relating to such Underlying Mortgage Loan and set forth in the Custodial Agreement.

“Mortgage Interest Rate” shall mean the rate of interest borne on an Underlying Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

“Mortgage Loan” shall mean any first lien, one- to four-family residential mortgage loan evidenced by and including a Mortgage Note and a Mortgage, which Mortgage Loan is subject to a Transaction hereunder, which in no event shall include any mortgage loan which (a) is subject to Section 226.32 of Regulation Z or any similar state law or local (relating to high interest rate credit/lending transactions), (b) includes any single premium credit life or accident and health insurance or disability insurance, or (c) is a High Cost Mortgage Loan.

“Mortgage Loan Schedule” shall mean with respect to any Transaction as of any date, a mortgage loan schedule in the form of a computer tape or other electronic medium generated by Seller Parties and delivered to Buyer and the Custodian, which provides information (including, without limitation, the information set forth on Exhibit F attached hereto) relating to the Underlying Mortgage Loans in a format acceptable to Buyer.

“Mortgage Loan Schedule and Exception Report” shall have the meaning set forth in the Custodial Agreement.

“Mortgage Note ” shall mean the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” shall mean the real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” shall mean the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” shall mean, with respect to any Person, a “multiemployer plan” as defined in Section 3(37) of ERISA which is or was at any time during the current year or the immediately preceding five (5) years contributed to (or required to be contributed to) by such Person or any ERISA Affiliate thereof on behalf of its employees and which is covered by Title IV of ERISA.

“Non-Agency Mortgage Loan” shall mean an Underlying Mortgage Loan that (x) is not an Agency Mortgage Loan and (y) was underwritten in accordance with the Guarantor’s Underwriting Guidelines.

“Non-Excluded Taxes” shall have the meaning set forth in Section 7(a) hereof.

“Non-Exempt Buyer” shall have the meaning set forth in Section 7(e) hereof.

“Non-Utilization Fee” shall have the meaning set forth in the Pricing Side Letter.

“Obligations” shall mean (a) any amounts owed by Seller to Buyer in connection with a Transaction hereunder, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and all other fees (including without limitation the Facility Fee and any Non-Utilization Fees) or expenses which are payable hereunder or under any of the Facility Documents; (b) all other obligations or amounts owed to Buyer under the Guaranty and (c) all other obligations or amounts owed by Seller to Buyer or an Affiliate of Buyer under any other contract or agreement, in each case, whether such amounts or obligations owed are direct or indirect, absolute or contingent, matured or unmatured.

“OFAC” shall have the meaning set forth in Section 12(dd) hereof.

“OFAC-Administered Sanctions” shall have the meaning set forth in Section 12(dd) hereof.

“Optional Repurchase” shall have the meaning set forth in Section 3(d) hereof.

“Other Taxes” shall have the meaning set forth in Section 7(b) hereof.

“Payment Date” shall mean the tenth (10th) day of each month, or if such date is not a Business Day, the Business Day immediately succeeding such day.

“PBGC ” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Holders” shall mean (i) SFS Holding Corp., (ii) any of the stockholders of SFS Holding Corp., (iii) any beneficiary of any such stockholder to the extent that such stockholder is a trust, and (iv) any other trust or entity to the extent that any person described in clauses (i) – (iii) beneficially owns or controls such trust or entity.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

“Plan” shall mean, with respect to any Seller Party, any employee benefit or similar plan that is or was at any time during the current year or immediately preceding five (5) years established, maintained or contributed to by any Seller Party or any ERISA Affiliate thereof and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“PM Funding” shall mean the entry by the parties hereto into Transactions with respect to Underlying Mortgage Loans at or before 5:00 p.m. (New York time) or such other time as the parties agree in connection with Transaction Requests delivered to Buyer by 4:00 p.m. (New York time) or such other time as the parties agree on the related Purchase Date.

“PMI Policy” shall mean a policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Underlying Mortgage Loans.

“Post-Default Rate” shall have the meaning set forth in the Pricing Side Letter.

“Power of Attorney” shall mean a power of attorney (i) in the form of Exhibit G-1 hereto delivered by Seller and (ii) in the form of Exhibit G-2 hereto delivered by Trust Subsidiary.

“Price Differential” shall mean, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post-Default Rate) for such Transaction to the Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

“Pricing Rate” shall have the meaning set forth in the Pricing Side Letter.

“Pricing Side Letter” shall mean that certain letter agreement among Buyer, Trust Subsidiary, Guarantor and Seller, dated as of the date hereof, as the same may be amended from time to time.

“Pricing Spread” shall have the meaning set forth in the Pricing Side Letter.

“Program” shall have the meaning set forth in Section 11(c) hereof.

“Prohibited Person” shall have the meaning set forth in Section 12(dd) hereof.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” shall mean the date on which the Purchased Asset is transferred by Seller to Buyer or its designee or a Purchase Price Increase Date, as applicable.

“Purchase Price” shall have the meaning set forth in the Pricing Side Letter.

“Purchase Price Increase” shall mean an increase in the Purchase Price for the Purchased Asset based upon the Trust Subsidiary acquiring additional Eligible Mortgage Loans as requested by Seller, to which such portion of the Purchase Price is allocated.

“Purchase Price Increase Date” shall mean the date upon which Buyer and Seller effectuate a Purchase Price Increase.

“Purchase Price Percentage” shall have the meaning set forth in the Pricing Side Letter.

“Purchased Asset” shall mean the Eligible Trust Certificate (representing the beneficial interest in the Underlying Mortgage Loans held by Trust Subsidiary) transferred by Seller to Buyer in a Transaction.

“Qualified Insurer” shall mean a mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and acceptable under the applicable Underwriting Guidelines.

“Qualifying High LTV Mortgage Loan” shall have the meaning set forth in the Pricing Side Letter.

“Qualifying Low FICO Mortgage Loan” shall have the meaning set forth in the Pricing Side Letter.

“Rating Agency” shall mean any of S&P, Moody’s or Fitch.

“Register” shall have the meaning set forth in Section 22(b) hereof.

“Regulations T, U and X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA as to which the PBGC has not by regulation waived the reporting of the occurrence of such event.

“Reporting Date” shall have the meaning set forth in the Pricing Side Letter.

“Repurchase Assets” shall have the meaning provided in Section 8(a)(ii) hereof.

“Repurchase Date” shall mean the date on which Seller is to repurchase the Purchased Asset or obtain the release of Underlying Mortgage Loans subject to a Transaction from Buyer on a date requested pursuant to Section 3(d) hereof or on the Termination Date, including any date determined by application of the provisions of Sections 3 or 14 hereof, or the date identified to Buyer by Seller as the date that the related Underlying Mortgage Loan is to be sold pursuant to a Take-out Commitment.

“Repurchase Price” shall mean the price at which the Purchased Asset is to be transferred from Buyer or its designee to Seller (and with respect to the Underlying Mortgage Loans, released from the Lien by Buyer to Seller Parties) upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the applicable Purchase Price (allocated to the related Underlying Mortgage Loans) and the accrued but unpaid Price Differential as of the date of such determination.

“Requirement of Law” shall mean as to any Person, any law (including without limitation eCommerce Laws), treaty, rule, regulation, procedure or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean, as to any Person, the chief executive officer, the chief financial officer or head of Capital Markets of such Person.

“S&P” shall mean Standard & Poor’s Ratings Services, or any successor thereto.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” shall mean the Securities and Exchange Commission.

“Section 7 Certificate” shall have the meaning set forth in Section 7(e)(ii) hereof.

“Seller” shall mean United Shore Repo Seller 1 LLC and/or any successor in interest thereto.

“Seller Party” shall mean each of Seller and Trust Subsidiary, individually or collectively, as the context may require.

“Seller Repurchase Assets” shall have the meaning provided in Section 8(a)(i) hereof.

“Servicer” shall mean Nationstar Mortgage LLC, d/b/a Mr. Cooper or Cenlar FSB, or any other servicer approved by Buyer in its sole discretion.

“Servicer Notice” shall mean each servicer notice entered into by a Servicer, Buyer, Seller, Trust Subsidiary and any other related parties thereto, in form and substance acceptable to Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Servicer Termination Event” shall mean (i) an Event of Default hereunder or (ii) with respect to any Servicer (1) such Servicer’s servicer rating is downgraded by more than one rating category (including a category that is a plus or minus) by any Rating Agency or (2) a material breach subject to any applicable cure period by such Servicer of the related Servicing Agreement or Servicer Notice.

“Servicing Agent” shall mean, with respect to an eNote, the field entitled, “Servicing Agent” in the MERS eRegistry.

“Servicing Agreement” shall mean any servicing agreement entered into between Seller and a Servicer as the same may be amended from time to time of which Buyer shall be an intended third party beneficiary.

“Servicing Fee” shall mean, with respect to any Underlying Mortgage Loan, an amount set forth in the applicable Servicing Agreement, which amount has been approved by Buyer.

“Servicing Records” shall mean with respect to each Underlying Mortgage Loan all servicing records, any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records instruments, agreements and other books, reports and data generated by other media for the storage of information in each case relating to or evidencing the servicing of such Underlying Mortgage Loans. For clarification purposes, and not in limitation of the foregoing, the “Servicing Records” of an eMortgage Loan must include the eClosing Transaction Record and any other files, documents, records, data and information required to be created and/or maintained by a servicer of eMortgage Loans under applicable Agency Guidelines.

“Servicing Rights” shall mean rights of any Person to administer, service or subservice, the Underlying Mortgage Loans or to possess related Servicing Records. The parties hereto acknowledge that servicing rights and Servicing Records with respect to the Underlying Mortgage Loans serviced by the related Servicer have been conveyed to the Buyer together with the related Underlying Mortgage Loan and, as such, the Underlying Mortgage Loans are conveyed on a “servicing released” basis.

“Single-Employer Plan” shall mean a single-employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.

“SIPA” shall have the meaning set forth in Section 34(a) hereof.

“SFS” shall mean SFS Holdings Corp.

“SFS Facility Document” shall mean that certain Note Purchase Agreement, dated as of May 15, 2020, among SFS, Guarantor, Oaktree Fund Administration LLC and purchasers party thereto, and each document executed and delivered in connection therewith, as each shall be amended, restated, supplemented or otherwise modified from time to time.

“Special Purpose Entity” shall mean a Person, other than an individual, which is formed or organized solely for the purpose of holding, directly or indirectly, an ownership interest in one or more Underlying Mortgage Loans does not engage in any business unrelated to the Underlying Mortgage Loans, does not have any assets other than as otherwise expressly permitted by this Agreement or the other Facility Documents, has its own separate books and records and will not commingle its funds in each case which are separate and apart from the books and records of any other Person, and is subject to all of the limitations on the powers set forth in the organizational documentation of such Person as in effect on the date hereof, and holds itself out as a Person separate and apart from any other Person and otherwise complies with all of the covenants set forth in Section 13(ee) hereof.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one (1) or more Subsidiaries of such Person or by such Person and one (1) or more Subsidiaries of such Person.

“Subsidiary Owned Assets” shall mean all Underlying Mortgage Loans and any other property related to the foregoing subject to a Transaction, owned by Trust Subsidiary.

“Successor Rate” shall mean a rate determined by Buyer in accordance with Section 5(a) hereof.

“Successor Rate Conforming Changes ” shall mean, with respect to any proposed Successor Rate, any spread adjustments or other conforming changes to the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of Buyer, to reflect the adoption of such Successor Rate and to permit the administration thereof by Buyer in a manner substantially consistent with market practice.

“Take-out Commitment” shall mean a commitment of a Seller Party to sell one (1) or more Underlying Mortgage Loans to a Take-out Investor, and the corresponding Take-out Investor’s commitment back to such Seller Party to effectuate the foregoing.

“Take-out Investor” shall mean (i) with respect to eMortgage Loans, any Approved eMortgage Take-out Investor and (ii) with respect to any other Underlying Mortgage Loans, any institution which has made a Take-out Commitment and has been approved by Buyer.

“Taxes” shall have the meaning set forth in Section 7(a) hereof.

“Termination Date” shall have the meaning set forth in the Pricing Side Letter.

“Transaction” shall have the meaning set forth in Section 1 hereof.

“Transaction Request” shall mean a request from Seller to Buyer to enter into a Transaction.

“Transfer of Control ” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller of such eNote.

“Transfer of Control and Location” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller and Location of such eNote.

“Transfer of Location” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Location of such eNote.

“Transferable Record” shall mean an Electronic Record under E-SIGN and UETA that (i) would be a note under the Uniform Commercial Code if the Electronic Record were in writing, (ii) the issuer of the Electronic Record has expressly agreed is a “transferable record” within the meaning of § 16 of UETA, § 201 of E-SIGN (codified at 15 U.S.C. § 7021), and other applicable eCommerce Laws, and (iii) for purposes of E-SIGN, relates to a loan secured by real property.

“Trust Agreement” shall mean that certain amended and restated trust agreement of Trust Subsidiary, dated as of May 9, 2019, by and among the Seller, the Trust Subsidiary and Trustee, as owner trustee, as amended, restated, modified or otherwise supplemented from time to time.

“Trust Certificate” shall mean the certificate evidencing 100% of the Trust Interests in Trust Subsidiary.

“Trust Interests” shall mean any and all of the Capital Stock of Trust Subsidiary.

“Trust Receipt” shall have the meaning set forth in the Custodial Agreement.

“Trust Subsidiary” shall mean United Shore Repo Trust 1.

“Trust Subsidiary Assets” shall have the meaning set forth in Section 8(a)(ii) hereof.

“Trustee” shall mean Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Trustee.

“Trustee Fee Cap” shall have the meaning set forth in the Pricing Side Letter.

“UETA” shall have the meaning set forth in the definition of “eCommerce Laws”.

“Uncommitted Amount” shall have the meaning assigned thereto in the Pricing Side Letter.

“Underlying Mortgage Loan” shall mean a Mortgage Loan, the legal title to which is owned by the Trust Subsidiary and 100% of the beneficial interest in which is represented by the Purchased Asset sold by Seller to Buyer in a Transaction and which Mortgage Loan (x) is listed on the related Mortgage Loan Schedule and (y) includes the related Mortgage Files for which the Custodian has been instructed to hold pursuant to the Custodial Agreement.

“Underwriting Guidelines” shall mean underwriting guidelines for each Underlying Mortgage Loan set forth on the Mortgage Loan Schedule and shall mean, (i) with respect to each Agency Mortgage Loan, the guidelines of Fannie Mae, Freddie Mac, Ginnie Mae, FHA and/or VA, as applicable, and (ii) with respect to each Non-Agency Mortgage Loan, the Guarantor’s underwriting guidelines, delivered to and approved by Buyer on the date hereof, as amended or modified in accordance with this Agreement.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Combined Repurchase Assets or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Unwind Rights” shall mean with respect to the Purchased Asset, Buyer’s right to (i) unilaterally dissolve, wind up, liquidate, call or otherwise terminate the Purchased Asset and (ii) acquire or liquidate, transfer or otherwise dispose of the related Underlying Mortgage Loans.

“USDA” shall mean the U.S. Department of Agriculture or any successor thereto.

“USDA Loan” shall mean a first lien Mortgage Loan originated in accordance with the criteria in effect at the time of origination and established by and guaranteed by the USDA.

“USDA Regulations” shall mean the regulations promulgated by the USDA under the Helping Families Save Their Homes Act of 2009, as amended from time to time and codified in 7 Code of Federal Regulations, and other USDA issuances relating to USDA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“VA” shall mean the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Loan” shall mean a Mortgage Loan which is subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is sold by the VA.

“VA Loan Guaranty Agreement” shall mean the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.

“VA Regulations” shall mean the regulations promulgated by the VA and codified in 38 Code of Federal Regulations, and other VA issuances relating to VA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“Warehouse Lender’s Release” shall mean a notice in the form of Exhibit H hereto or otherwise in form and substance acceptable to Buyer.

“Wet Funding Account” shall mean the account established by the Disbursement Agent subject to the Custodial Agreement, into which the Purchase Price shall be deposited.

“Wet-Ink Mortgage Loan” shall mean an Underlying Mortgage Loan (a) which Seller Parties are making subject to a Transaction simultaneously with the origination thereof; (b) for which the complete Mortgage File is in the possession of a title agent, or a closing attorney; (c) other than with respect to an Aged Wet-Ink Mortgage Loan, for which the Mortgage Note shall be delivered to the Custodian on or prior to the Wet-Ink Delivery Date after the related Transaction Request and (d) with respect to Aged Wet-Ink Mortgage Loans for which the Mortgage Note shall be delivered to the Custodian on or prior to the Aged Wet-Ink Delivery Date after the related Transaction Request.

“Wet-Ink Transactions” shall mean Transactions the subject of which are Wet-Ink Mortgage Loans.

Section 3. Committed Amount; Uncommitted Amount; Initiation; Termination. Subject to the terms and conditions set forth herein, Buyer agrees that it will, with respect to the Committed Amount, and may in its sole discretion with respect to the Uncommitted Amount, enter into Transactions with Seller from time to time prior to the occurrence and continuance of an Event of Default. Buyer shall have the obligation to enter into Transactions up to the Committed Amount, subject to the terms and conditions set forth herein, but shall have no obligation to enter into Transactions with respect to the Uncommitted Amount. Unless otherwise agreed to between Buyer and Seller in writing, all Transactions shall be first deemed made and committed up to the Committed Amount and then the remainder, if any, shall be deemed and made uncommitted up to the Uncommitted Amount. Within the foregoing limits and subject to the terms and conditions set forth herein, Seller and Buyer may (with respect to the Uncommitted Amount) and shall (with respect to the Committed Amount) enter into Transactions. For the sake of clarity, Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction with respect to the Uncommitted Amount pursuant to this Agreement.

(a) Conditions Precedent to Initial Transaction. Buyer’s agreement to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Seller any fees and expenses payable hereunder, and all of the following documents, each of which shall be satisfactory to Buyer and its counsel in form and substance:

(i) Facility Documents. The Facility Documents, duly executed by the parties thereto.

(ii) Opinions of Counsel. (A) An opinion or opinions of outside counsel to each Seller Party and Guarantor relating to general corporate matters of the Seller Parties and Guarantor, including an opinion on general corporate matters, the enforceability of the Facility Documents and the Buyer’s security interest in the Combined Repurchase Assets, the attachment and perfection of such security interest under the UCC, compliance with the Investment Company Act (indicating, among other things, that it is not necessary to register the Trust Subsidiary for express reasons other than the exemption provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act); (B) Delaware opinions of outside counsel to Trust Subsidiary and Trustee, including general corporate matters in connection with the formation of Trust Subsidiary and issuance of the Trust Certificate and (C) a Bankruptcy Code opinion of outside counsel to each Seller Party and Guarantor with respect to the matters outlined in Section 33 hereof and Section 24 of the Guaranty, each of which shall be in a form acceptable to Buyer in its sole discretion;

(iii) Organizational Documents. A certificate of corporate existence of each Seller Party and Guarantor delivered to Buyer prior to the Effective Date and a copy of the operating agreement (or equivalent documents) of each Seller Party and Guarantor and of all corporate or other authority for each Seller Party and Guarantor with respect to the execution, delivery and performance of the Facility Documents and each other document to be delivered by each Seller Party and Guarantor from time to time in connection herewith;

(iv) Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of each Seller Party and Guarantor, dated as of no earlier than the date ten (10) Business Days prior to the Purchase Date with respect to the initial Transaction hereunder;

(v) Incumbency Certificate. An incumbency certificate of an officer of each Seller Party and Guarantor, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Facility Documents;

(vi) Security Interest. Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Asset, the Underlying Mortgage Loans and other Combined Repurchase Assets have been taken, including, without limitation, UCC searches and duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1;

(vii) Underwriting Guidelines. A true and correct copy of the Guarantor’s Underwriting Guidelines certified by an officer of Guarantor;

(viii) Insurance. Evidence that (x) Seller has added Buyer as an additional loss payee under Guarantor’s Fidelity Insurance and (y) Guarantor has established network security and cyber liability insurance that includes coverage for the anticipated costs and expenses associated with a data security incident or evidence of insurance in lieu of policy;

(ix) Delivery of Trust Certificate. Seller shall deliver to Buyer the original Trust Certificate registered in the name of Buyer;

(x) eClosing System; eVault. Buyer shall have received and approved copies of the reports and findings of a full technical, security and legal review and analysis of each Guarantor’s eClosing System and eVault, conducted by Buyer or by third parties selected by Buyer, in form and substance acceptable to Buyer in all respects (such review shall include, without limitation, (A) a certified third party security assessment report, (B) completion of systems testing and verification of integration with MERS eRegistry and MERS eDelivery, and (C) a legal analysis of Guarantor’s eClosing System and eVault, and such systems’ policies, procedures and processes) and (y) without limiting the generality of the foregoing, copies of any audits and/or due diligence reviews and inspections completed in connection to any Seller Party’s, any Servicer’s or any of such Guarantor’s eVault provider’s application for an Agency’s approval to sell, servicer or maintain eNotes and eMortgage Loans, and reports of findings and remedial actions taken to address the findings discovered in audit and due diligence analysis and review following implementation and/or completion of such remedial actions; and

(xi) Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.

(b) Conditions Precedent to all Transactions. Upon satisfaction of the conditions set forth in this Section 3(b), Buyer shall (with respect to the Committed Amount) or may, in its sole discretion (with respect to the Uncommitted Amount) enter into a Transaction with Seller. Buyer’s entering into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:

(i) Confirmation. Buyer’s disbursement of the Purchase Price in connection with a Transaction Request shall be deemed Buyer’s agreement to fund and accept such Transaction Request, unless Buyer expressly notifies Seller in writing to the contrary.

(ii) Due Diligence Review; Approval of Underwriting Guidelines. Without limiting the generality of Section 20 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Underlying Mortgage Loans and each Seller Party, Guarantor and each Servicer as well as a review of the Underwriting Guidelines including any amendments thereto which it shall have approved in its sole discretion;

(iii) No Default. No Default or Event of Default shall have occurred and be continuing under the Facility Documents;

(iv) Representations and Warranties. Both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in Section 12 hereof, on Schedule 1-A hereto in respect of the related Underlying Mortgage Loans and on Schedule 1-B hereto in respect of the related Trust Interests and representations and warranties of Guarantor under the Guaranty, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(v) Maximum Purchase Price. After giving effect to the requested Transaction, the aggregate outstanding Purchase Price for the Purchased Asset (and allocated to all Underlying Mortgage Loans subject to then outstanding Transactions under this Agreement) shall not exceed the Maximum Purchase Price;

(vi) No Margin Deficit. After giving effect to the requested Transaction, the Asset Value of the Purchased Asset (and allocated to all Underlying Mortgage Loans) exceeds the aggregate Repurchase Price for such Transactions;

(vii) Transaction Request. With respect to AM Funding, on or prior to 9:00 a.m. (New York time) or such other time as the parties agree on the related Purchase Date, Seller Parties shall have delivered (A) to Buyer (a) a Transaction Request, and (b) a Mortgage Loan Schedule and (B) to Custodian with respect to each Wet-Ink Mortgage Loan, a Mortgage Loan Schedule. With respect to PM Funding, on or prior to 4:00 p.m. (New York time) or such other time as the parties agree on the related Purchase Date, Seller Parties shall have delivered (A) to Buyer (a) a Transaction Request, and (b) a Mortgage Loan Schedule and (B) to Custodian with respect to each Wet-Ink Mortgage Loan, a Mortgage Loan Schedule.

(viii) Delivery of Mortgage File. Seller Parties shall have delivered to the Custodian the Mortgage File with respect to each Underlying Mortgage Loan (other than a Wet-Ink Mortgage Loan) and the Custodian shall have issued a Trust Receipt showing no material exceptions with respect to each such Underlying Mortgage Loan to Buyer all in accordance with the Custodial Agreement;

(ix) Fees and Expenses. Buyer shall have received all fees and expenses of counsel to Buyer as contemplated by Section 17(b) hereof which amounts, at Buyer’s option, may be withheld from the proceeds remitted by Buyer to Seller pursuant to any Transaction hereunder;

(x) No Material Adverse Change. None of the following shall have occurred and/or be continuing:

(A) an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by securities or an event or events shall have occurred resulting in Buyer not being able to finance Underlying Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(B) an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

(C) there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement; or

(D) there shall have occurred (i) a material change in financial markets, an outbreak or escalation of hostilities or a material change in national or international political, financial or economic conditions; (ii) a general suspension of trading on major stock exchanges; or (iii) a disruption in or moratorium on commercial banking activities or securities settlement services.

(xi) Servicer Notices. To the extent not previously delivered and with respect to a Servicer, Seller shall have provided to Buyer the related Servicing Agreement, together with a Servicer Notice duly executed by Servicer, Seller Parties and Buyer.

(xii) Transactions. The Seller Parties shall have (A) delivered the appropriate disbursement instructions to the Disbursement Agent with a copy to Buyer and (B) remitted the appropriate funds to the Wet Funding Account, each in accordance with the Custodial Agreement.

(xiii) Evidence of Ownership. If any proposed Underlying Mortgage Loan is a Wet-Ink Mortgage Loan, Buyer shall have received evidence satisfactory to it that Trust Subsidiary owns the proposed Underlying Mortgage Loan simultaneously with the origination thereof.

(xiv) Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.

(xv) Certification by Seller. Each Transaction Request delivered by Seller hereunder shall constitute a certification by Seller that all the conditions set forth in this Section 3(b) (other than clause (x) hereof) have been satisfied (both as of the date of such notice or request and as of Purchase Date).

(xvi) Warehouse Lender’s Release. For each Underlying Mortgage Loan that is subject to the proposed Transaction that is also subject to a security interest (including any precautionary security interest) immediately prior to the Purchase Date, a Warehouse Lender’s Release for such Underlying Mortgage Loan.

(c) Initiation.

(i) Unless otherwise agreed, Seller Parties shall request that Buyer enter into a Transaction with respect to Underlying Mortgage Loans owned by Trust Subsidiary pursuant to the Trust Agreement, by delivering a Transaction Request to Buyer on or prior to the date and time set forth in Section 3(b)(vii) hereof. Such Transaction Request shall include a Mortgage Loan Schedule with respect to the Underlying Mortgage Loans to be subject to such requested Transaction. The terms of each Transaction shall be deemed confirmed by Buyer’s disbursement of the related Purchase Price in connection with the related Transaction Request, with respect to such Underlying Mortgage Loans. To the extent that there are any additional terms or any terms that conflict with this Agreement, such terms shall be confirmed in writing by Buyer to Seller. With respect to AM Fundings, the related Purchase Price shall be disbursed by Buyer prior to 9:00 a.m. (New York time) or such other time as the parties agree on the date on the related Purchase Date. With respect to PM Fundings, the related Purchase Price shall be disbursed by Buyer prior to 4:00 p.m. (New York time) or such other time as the parties agree on the related Purchase Date.

(ii) The Repurchase Date for each Transaction shall not be later than the Termination Date.

(iii) Reserved.

(iv) Subject to the terms and conditions of this Agreement, during such period Seller may sell, repurchase and resell the Eligible Trust Certificate (and Eligible Mortgage Loans) hereunder.

(v) No later than the date and time set forth in the Custodial Agreement, Seller Parties shall deliver to the Custodian the Mortgage File pertaining to each Eligible Mortgage Loan to be subject to a Transaction.

(vi) Upon Buyer’s receipt of the Trust Receipt in accordance with the Custodial Agreement and subject to the provisions of this Section 3, the Purchase Price will then be made available to Seller by Buyer transferring, via wire transfer, in the aggregate amount of such Purchase Price in funds immediately available.

(vii) With respect to any eMortgage Loan, Seller Parties shall deliver to Custodian each of Buyer’s and Guarantor’s MERS Org IDs, and shall cause (i) the Authoritative Copy of the related eNote to be delivered to the eVault via a secure electronic file, (ii) the Controller status of the related eNote to be transferred to Buyer, (iii) the Location status of the related eNote to be transferred to Custodian, (iv) the Delegatee status of the related eNote to be transferred to Custodian, in each case using MERS eDelivery and the MERS eRegistry and (v) the Servicing Agent status of the related eNote to be transferred to Servicer (collectively, the “eNote Delivery Requirements”).

(d) Repurchase.

(i) Unless an Event of Default or Margin Deficit has occurred and is continuing, or will result therefrom, Seller may cause the sale or other transfer of one or more Underlying Mortgage Loans from Trust Subsidiary without penalty, fee or premium on any date (an “Optional Repurchase”). The Repurchase Price payable for such sale or transfer of any such Underlying Mortgage Loan shall be reduced as provided in Section 5(e) hereof. If Seller intends to make such a sale or transfer, Seller shall give at least one (1) Business Day’s prior written notice in the form of Exhibit D attached hereto to Buyer, designating the Underlying Mortgage Loans to be sold or transferred. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, and, on receipt, such amount shall be applied to the Repurchase Price for the designated Underlying Mortgage Loans. Immediately following receipt of the Repurchase Price by Buyer, the related Underlying Mortgage Loan shall cease to be subject to this Agreement and the other Facility Documents, and Buyer shall be deemed to have released all of its interests in such Underlying Mortgage Loan without further action by any Person.

(ii) On the Repurchase Date, termination of the Transaction will be effected by reassignment to Seller or its designee of the Purchased Asset (or release by Buyer of its interest in the Underlying Mortgage Loans) (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5 hereof) against the simultaneous transfer of the Repurchase Price to an account of Buyer. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Underlying Mortgage Loan (but liquidation or foreclosure proceeds received by Buyer shall be applied to reduce the Repurchase Price for such Purchased Asset except as otherwise provided herein). Seller Parties are obligated to obtain the Mortgage Files from Buyer or its designee at Seller’s expense on the Repurchase Date. With respect to any eMortgage Loan, upon receipt of the related Repurchase Price Buyer shall initiate a Transfer of Location of the eNotes and Delegatee status with respect thereto as may be directed by Seller Parties. Notwithstanding any provision contained herein or in any other Facility Document, all transfers (and each such transfer) from Buyer to a Seller Party or any designee of a Seller Party of Mortgage Notes (including without limitation all transfers of the Control and/or the Location of any eNote on the MERS eRegistry that result in the transfer the Control of any eNote from Buyer to a Seller Party or to any other Person) are and shall be without recourse for the obligations of the Mortgagor and without (i) any of the liabilities of an endorser under UCC § 3-414, by analogy or otherwise, and (ii) any of the transfer warranties of UCC § 3-417 or other warranty, express or implied.

Section 4. Margin Amount Maintenance.

(a) Buyer shall determine the Asset Value of the Underlying Mortgage Loans at such intervals as determined by Buyer in its sole good faith discretion (which may be performed on a daily basis, at the Buyer’s discretion).

(b) If at any time the Aggregate Asset Value of all related Underlying Mortgage Loans subject to all Transactions is less than the aggregate outstanding Purchase Price for all such Transactions (a “Margin Deficit”) by an amount that is equal to or greater than the Margin Threshold, then Buyer may by notice to Seller (as such notice is more particularly set forth below, a “Margin Call”), require Seller to transfer to Buyer or its designee cash so that the Aggregate Asset Value of the Underlying Mortgage Loans, including any such cash, will thereupon equal or exceed the aggregate outstanding Purchase Price for all Transactions. If Buyer delivers a Margin Call to Seller on or prior to 9:30 a.m. (New York time) on any Business Day, then Seller shall transfer cash to Buyer no later than 5:00 p.m. (New York time) that day. In the event Buyer delivers a Margin Call to a Seller after 9:30 a.m. (New York time) on any Business Day, Seller shall be required to transfer cash no later than 5:00 p.m. (New York time) on the subsequent Business Day.

(c) Buyer’s election, in its sole and absolute discretion, not to make a Margin Call at any time there is a Margin Deficit shall not in any way limit or impair its right to make a Margin Call at any time a Margin Deficit exists.

(d) Any cash transferred to Buyer pursuant to Section 4(b) above shall be credited to the Repurchase Price of the related Transactions.

Section 5. Income Payments.

(a) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Asset for all purposes except accounting and tax purposes, Seller shall pay to Buyer the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) plus the amount of any unpaid Margin Deficit on each Payment Date. Notwithstanding the preceding sentence, if Seller fails to make all or part of the Price Differential by 3:00 p.m. (New York time) on any Payment Date, the Pricing Rate shall be equal to the Post-Default Rate until the foregoing payment is received in full by Buyer. If prior to any Payment Date, Buyer determines in its sole discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate, the LIBOR Rate is no longer in existence, or the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over Buyer has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be made available or used for determining the interest rate of loans, Buyer may give prompt notice thereof to Seller, whereupon the Pricing Rate for such period, and for all subsequent periods until such notice has been withdrawn by Buyer, shall be an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein) (any such rate, a “Successor Rate”), together with any proposed Successor Rate Conforming Changes, as determined by Buyer in its sole discretion. Any such determination of the Successor Rate shall be made by Buyer in a manner substantially consistent with market practice with respect to similarly situated counterparties with substantially similar assets in similar facilities; provided that the foregoing standard shall only apply to repurchase transactions that are under the supervision of Buyer’s investment bank New York mortgage finance business that administers the Transactions.

(b) Each Seller Party shall, and shall cause the applicable Servicer to, hold for the benefit of, and in trust for, Buyer all income, including, without limitation, all Income received by or on behalf of such Seller Party or Servicer, as applicable, with respect to the Purchased Asset and Underlying Mortgage Loans. Each Seller Party shall cause Servicer to deposit such Income in the Collection Account in accordance with Section 18(c) hereof. All such Income shall be held in trust for Buyer, shall constitute the property of Buyer except for tax purposes which shall be treated as income and property of Seller Parties, and shall not be commingled with other property of any Seller Party, any Affiliate of any Seller Party or the applicable Servicer. Funds deposited in the Collection Account during any month shall be held therein, in trust for Buyer, until the next Payment Date. In accordance with Buyer authorization, on each Payment Date the Buyer shall withdraw any funds on deposit in the Collection Account and apply such funds as follows:

(i) first, to the Trustee all trustee fees, expenses and indemnities to the extent permitted in the Trust Agreement; provided that any amounts remitted in the aggregate in any one year shall not exceed the Trustee Fee Cap;

(ii) second, to the payment of all costs and fees payable by Seller pursuant to this Agreement;

(iii) third, to Buyer in payment of any accrued and unpaid Price Differential;

(iv) fourth, without limiting the rights of Buyer under Section 4 of this Agreement, to Buyer, in the amount of any unpaid Margin Deficit;

(v) fifth, to the Trustee all fees, expenses and indemnities to the extent permitted under the Trust Agreement in excess of amounts remitted pursuant to clause first above; and

(vi) sixth, to the Seller.

(c) To the extent that Buyer receives any funds from a Take-out Investor with respect to the purchase by such Take-out Investor of an Underlying Mortgage Loan, Buyer shall promptly apply such funds in accordance with the same order of priority set forth in Section 5(b) hereof.

(d) Notwithstanding the preceding provisions, if an Event of Default has occurred, all funds in the Collection Account shall be withdrawn and applied, subject to funds owed to the Trustee (as limited by the Trustee Fee Cap) being paid to the Trustee, as determined by Buyer.

(e) Buyer shall offset against the Repurchase Price of each such Transaction all Income and Price Differential actually received by Buyer pursuant to Section 5(a) hereof, excluding any amounts paid at the Post-Default Rate pursuant to Section 5(a) hereof.

Section 6. Requirements of Law.

(a) If any Requirement of Law (other than with respect to any amendment made to Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject Buyer to any Tax or increased Tax of any kind whatsoever with respect to this Agreement or any Transaction or change the basis of taxation of payments to Buyer in respect thereof;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the LIBOR Rate hereunder;

(iii) shall impose on Buyer any other condition;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Seller shall promptly pay Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable.

(b) If Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, Seller shall promptly pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction.

(c) If Buyer becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Seller in writing of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by Buyer to Seller shall be conclusive in the absence of manifest error.

(d) Without limiting the generality of the foregoing, if at any time Buyer determines (which determination shall be conclusive absent manifest error) that any change in any Requirement or Law or change in the MERS eRegistry, or that the occurrence of any event or circumstance, has or would have the effect of imposing or increasing the risk to Buyer of making or maintaining any Transaction with respect to eMortgage Loans hereunder (or of maintaining its obligations with respect to any such Transaction) (any such determination, an “eRisk Determination”), then Buyer shall give notice thereof to Seller Parties by telephone or telecopy as promptly as practicable thereafter, and (i) Buyer and Seller Parties shall endeavor to establish alternative terms and conditions applying to such Transactions hereunder to address such changes and/or eliminate or reduce such risk in a manner satisfactory to Buyer (as determined by Buyer in its sole discretion), and enter into such amendments or other modifications of this Agreement and the other Facility Documents and Buyer deem appropriate, and (ii) until Buyer notifies Seller Parties that the circumstances giving rise to such eRisk Determination no longer exist or Buyer has received the amendments or modifications referred to in clause (i) above, then for purposes of this Agreement and the other Facility Documents no eMortgage Loan shall be Eligible Mortgage Loans hereunder.

Section 7. Taxes.

(a) Any and all payments by Seller under or in respect of this Agreement or any other Facility Documents to which Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If Seller shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Facility Documents to Buyer (including any agent, assignee, successor or participant thereof), (i) Seller shall make all such deductions and withholdings in respect of Taxes, (ii) Seller shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by Seller shall be increased as may be necessary so that after Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 7) Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of Buyer, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which Buyer is organized or of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed as a result of Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Facility Documents (in which case such Taxes will be treated as Non-Excluded Taxes).

(b) In addition, Seller hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Facility Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Facility Document (collectively, “Other Taxes”).

(c) Seller hereby agrees to indemnify Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable by Seller under this Section 7 imposed on or paid by Buyer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by Seller provided for in this Section 7(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. If Buyer reasonably determines in its sole discretion exercised in good faith that it has received a refund of Non-Excluded Taxes or Other Taxes for which it has been indemnified pursuant to this Section 7(c), Buyer shall remit the amount of such refund (without interest and less any reasonable expenses incurred by or taxes or other costs imposed on Buyer) within a reasonable time after actual receipt thereof. In the event such refund is required to be repaid to the relevant Governmental Authority, Seller shall repay such refund to Buyer with interest and shall pay any reasonable expenses and costs associated therewith. Amounts payable by Seller under the indemnity set forth in this Section 7(c) shall be paid within ten (10) days from the date on which Buyer makes demand therefor.

(d) Within thirty (30) days after the date of any payment of Taxes, Seller (or any Person making such payment on behalf of Seller) shall furnish to Buyer for its own account a certified copy of the original official receipt evidencing payment thereof.

(e) For purposes of subsection (e) of this Section 7, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code. Each Buyer (including for avoidance of doubt any assignee, successor or participant) that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated”, “Inc.”, “Corporation”, “Corp.”, “P.C.”, “N.A.”, “National Association”, “insurance company”, or “assurance company” (a “Non-Exempt Buyer”) shall deliver or cause to be delivered to Seller the following properly completed and duly executed documents:

(i) in the case of a Non-Exempt Buyer that is not a United States person or is a foreign disregarded entity for U.S. federal income tax purposes that is entitled to provide such form, a complete and executed (x) U.S. Internal Revenue Form W-8BEN with Part II completed in which Buyer claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or

(ii) in the case of an individual, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit E (a “Section 7 Certificate”) or (y) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

(iii) in the case of a Non-Exempt Buyer that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments; or

(iv) in the case of a Non-Exempt Buyer that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a Section 7 Certificate; or

(v) in the case of a Non-Exempt Buyer that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x) (i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 7 Certificate, and

(y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be provided by each such beneficial owner pursuant to this section if such beneficial owner were Buyer; provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Buyer is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary, all such determinations under this clause (v) to be made in the sole discretion of Seller; provided, however, that Buyer shall be provided an opportunity to establish such compliance as reasonable; or

(vi) in the case of a Non-Exempt Buyer that is disregarded for U.S. federal income tax purposes, the document that would be provided by its beneficial owner pursuant to this Section if such beneficial owner were Buyer; or

(vii) in the case of a Non-Exempt Buyer that (A) is not a United States person and (B) is acting in the capacity as an “intermediary” (as defined in U.S. Treasury Regulations), (x) (i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 7 Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be provided by each such person pursuant to this Section if each such person were Buyer.

Buyer provided a form pursuant to clause (e)(i)(x) and the form provided by Buyer at the time Buyer first becomes a party to this Agreement or, with respect to a grant of a participation, the effective date thereof, indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than “Non-Excluded Taxes” (“Excluded Taxes”) and shall not qualify as Non-Excluded Taxes unless and until Buyer provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date a Person becomes an assignee, successor or participant to this Agreement, Buyer transferor was entitled to indemnification or additional amounts under this Section 7, then Buyer assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that Buyer transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and Buyer assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes.

(f) For any period with respect to which Buyer has failed to provide Seller with the appropriate form, certificate or other document described in subsection (e) of this Section 7 (other than (i) if such failure is due to a change in any applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided by Buyer, or (ii) if it is legally inadvisable or otherwise commercially disadvantageous for Buyer to deliver such form, certificate or other document), Buyer shall not be entitled to indemnification or additional amounts under subsection (a) or (c) of this Section 7 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should a Buyer become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Seller shall take such steps as Buyer shall reasonably request, to assist Buyer in recovering such Non-Excluded Taxes.

(g) Without prejudice to the survival of any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 7 shall survive the termination of this Agreement. Nothing contained in this Section 7 shall require Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

(h) Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat the Transaction as indebtedness of Seller that is secured by the Purchased Asset and Repurchase Assets and the Purchased Asset and Repurchase Assets as owned by Seller for federal income tax purposes in the absence of a Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

Section 8. Security Interest; Buyer’s Appointment as Attorney-in-Fact.

(a) Security Interest.

(i) On each Purchase Date, Seller hereby sells, assigns and conveys all rights and interests in the Purchased Asset (including all Underlying Mortgage Loans) and the Repurchase Assets. Although the parties intend that all Transactions hereunder be sales and purchases (other than for accounting and tax purposes) and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to Buyer as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in the Purchased Asset (including all Underlying Mortgage Loans), the Underlying Mortgage Loans, the Loan Records, the Servicing Records, and all Servicing Rights related to the Purchased Asset and Underlying Mortgage Loans, the Facility Documents (to the extent such Facility Documents and Seller’s right thereunder relate to the Purchased Asset and Underlying Mortgage Loans), any Property relating to the Purchased Asset, any Underlying Mortgage Loan or the related Mortgaged Property, any Take-out Commitments relating to any Underlying Mortgage Loan, all insurance policies and insurance proceeds relating to any Underlying Mortgage Loan or the related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, any Income relating to the Purchased Asset and any Underlying Mortgage Loan, the Collection Account, the Wet Funding Account, any Hedge Agreements relating to the Purchased Asset and any Underlying Mortgage Loan, and any other contract rights, accounts (including any interest of Seller in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles and proceeds to the extent that the foregoing relates to the Purchased Asset and any Underlying Mortgage Loan and any other assets relating to the Purchased Asset and any Underlying Mortgage Loan (including, without limitation, any other accounts) or any interest in the Purchased Asset and the Underlying Mortgage Loans, and distributions and any other property, rights, title or interests as are specified on a Confirmation and/or Trust Receipt and Mortgage Loan Schedule and Exception Report with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Seller Repurchase Assets”).

(ii) In order to further secure the Obligations hereunder, Trust Subsidiary, to the extent of its rights therein, hereby pledges to Buyer as security for the performance of its Obligations and hereby grants, assigns and pledges to Buyer a first priority security interest in Trust Subsidiary’s rights, title and interest in the Subsidiary Owned Assets, the Loan Records, the Servicing Records, and all Servicing Rights related to the Subsidiary Owned Assets, the Facility Documents (to the extent such Facility Documents and Trust Subsidiary’s right thereunder relate to the Subsidiary Owned Assets), any Property relating to any Subsidiary Owned Asset or the related Mortgaged Property, any Take-out Commitments relating to any Subsidiary Owned Asset, all insurance policies and insurance proceeds relating to any Subsidiary Owned Asset or the related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, any Income relating to any Subsidiary Owned Asset, the Collection Account, the Wet Funding Account, any Hedge Agreements relating to any Subsidiary Owned Asset, and any other contract rights, accounts

(including any interest of Trust Subsidiary in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles and all proceeds to the extent that the foregoing relates to any Subsidiary Owned Asset and any other assets relating to any Subsidiary Owned Asset (including, without limitation, any other accounts) or any interest in the Subsidiary Owned Assets, and any proceeds (including the related securitization proceeds) and distributions and any other property, rights, title or interests as are specified on a Confirmation and/or Trust Receipt and Mortgage Loan Schedule and Exception Report with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Trust Subsidiary Assets” and, together with the Seller Repurchase Assets, the “Repurchase Assets” and collectively with the Guarantor Pledged Assets, the “Combined Repurchase Assets”).

(iii) To the extent that any of the Seller Parties subsequently conveys, sells and/or distributes in kind any Subsidiary Owned Asset to any of the other Seller Parties, each acknowledges that such conveyance, sale and/or distribution in kind of Subsidiary Owned Assets is subject to the Lien of Buyer created hereby and on the applicable Purchase Date.

(iv) The parties acknowledge and agree that each Seller Party, as applicable, (A) is acquiring the Subsidiary Owned Assets and Underlying Mortgage Loans subject to and subordinate to Buyer’s security interest, (B) is granting a Lien to Buyer as partial consideration for the acquisition of such Subsidiary Owned Assets and Underlying Mortgage Loans from another of the Seller Parties hereto or in consideration of the proceeds of the Transaction from the Buyer and (C) hereby grants, assigns and pledges all rights and interests to Buyer as security for the performance of the Obligations hereunder.

(v) Each Seller Party acknowledges that it has no rights to service the Underlying Mortgage Loan but only has rights as a party to the current Servicing Agreement. Without limiting the generality of the foregoing and in the event that any Seller Party is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, such Seller Party grants, assigns and pledges to Buyer a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created.

(vi) The grants of security interests set forth in this Section 8(a), including, without limitation, the security interests granted by Trust Subsidiary with respect to the Subsidiary Owned Assets and by the Seller Parties with respect to the Servicing Rights and proceeds related thereto, are intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

(vii) Each Seller Party hereby authorizes Buyer to file such financing statement or statements relating to the Combined Repurchase Assets as Buyer, at its option, may deem appropriate. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8.

(b) Buyer’s Appointment as Attorney in Fact. Each Seller Party hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Seller Party and in the name of such Seller Party or in its own name, from time to time in Buyer’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Seller Party hereby gives Buyer the power and right, on behalf of such Seller Party, without assent by, but with notice to, such Seller Party, if an Event of Default shall have occurred and be continuing, to do the following:

(i) in the name of such Seller Party, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other Repurchase Assets whenever payable;

(ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets;

(iii) (A) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Assets; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Repurchase Assets; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any proceeds thereof and to enforce any other right in respect of any Repurchase Assets; (E) to defend any suit, action or proceeding brought against such Seller Party with respect to any Repurchase Assets; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Repurchase Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Repurchase Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as such Seller Party might do.

Each Seller Party hereby ratifies all that said attorneys shall lawfully do and cause to be done pursuant to the terms hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. In addition the foregoing, (x) Seller agrees to execute a Power of Attorney, the form of Exhibit G-1 hereto and (y) Trust Subsidiary agrees to execute a Power of Attorney, the form of Exhibit G-2 hereto, each to be delivered on the date hereof.

Each Seller Party also authorizes Buyer, if an Event of Default shall have occurred, from time to time, to execute, in connection with any sale provided for in Section 16 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Combined Repurchase Assets.

The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Combined Repurchase Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Seller Party for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

(c) Trust Certificate as a Security. The parties (i) acknowledge and agree that the Trust Certificate shall constitute and remain a “security” as defined in Section 8-102 of the Uniform Commercial Code and (ii) covenant and agree that such Trust Certificate is not and will not be dealt in or traded on securities exchanges or securities markets. Seller covenants and agrees that such Trust Certificate is not and will not be an investment company security within the meaning of Section 8-103 of the Uniform Commercial Code. Each Seller Party shall, at Seller’s sole cost and expense, take all steps as may be necessary in connection with the indorsement, transfer, delivery and pledge of the Trust Certificate to Buyer.

(d) Additional Interests. If, as a result of ownership of the Purchased Asset, any Seller Party shall become entitled to receive or shall receive any certificate evidencing any such Purchased Asset or other equity interest, any option rights, or any equity interest in Trust Subsidiary whether in addition to, in substitution for, as a conversion of, or in exchange for such Purchased Asset or otherwise in respect thereof, such Seller Party shall accept the same as the Buyer’s agent, hold the same in trust for the Buyer and deliver the same forthwith to the Buyer in the exact form received, re-registered in the name of the Buyer, to be held by the Buyer subject to the terms hereof as additional security for the Obligations. Any sums paid upon or in respect of the Purchased Asset upon the liquidation or dissolution of the Trust Subsidiary shall be paid over to the Buyer as additional security for the Obligations. If following the occurrence and during the continuation of an Event of Default any sums of money or property so paid or distributed in respect of such Purchased Asset shall be received by any Seller Party, such Seller Party shall, until such money or property is paid or delivered to the Buyer, hold such money or property in trust for the Buyer segregated from other funds of such Seller Party as additional security for the Obligations.

(e) Voting Rights. Subject to this Section 8(e), Buyer as the holder thereof shall exercise all voting rights with respect to the Purchased Asset. Notwithstanding the foregoing, other than following the occurrence and during the continuation of an Event of Default, (i) Buyer shall notify and consult with Seller prior to the exercise of any rights under this Section 8(e) and (ii) Seller shall have the right to direct Buyer to take one or more actions or to not take one or more actions (in the event any action is requested or required to be taken) and the Buyer shall comply with such direction unless the Buyer shall determine in its sole discretion that such compliance with such direction could reasonably be expected to result in a Material Adverse Effect or conflict with any Facility Document; provided, however, Buyer may in its sole discretion following an Event of Default (x) remove a Servicer with respect to the Purchased Assets or terminate a Servicing Agreement with respect to the Purchased Assets in connection with a Servicer Termination Event or (y) consent to a waiver of a material breach or consent to a material modification of a Servicing Agreement. In no event shall any vote be cast or member right exercised or other action taken which would impair the Combined Repurchase Assets or the Purchased Asset, as applicable, or which would be inconsistent with or result in a violation of any provision of this Agreement. Without limiting the generality of the foregoing, Buyer shall have no obligation to (a) vote to enable, or take any other action to permit the Trust Subsidiary to issue any interests of any nature or to issue any other interests convertible into or granting the right to purchase or exchange for any interests of such entity, (b) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to the Purchased Asset, (c) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, the Seller’s or Trust Subsidiary’s interest in the Repurchase Assets except for the Lien provided for by this Agreement, or (d) except as provided in this Agreement, enter into any agreement or undertaking restricting the right or ability of Seller or Trust Subsidiary to sell, assign or transfer the Repurchase Assets.

Section 9. Payment, Transfer and Custody.

(a) Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer: Bank Name: JPMorgan Chase Bank, N.A., ABA: 021-000-021, Account Name: Loan Department Early, Account Number: 099999090, Attention: Sophia Redzaj, Reference: United Shore, not later than 3:00 p.m. (New York time), on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Each Seller Party acknowledges that it has no rights of withdrawal from the foregoing account.

(b) On the Purchase Date for each Transaction, ownership of the Purchased Asset shall be transferred to Buyer or its designee (and/or Underlying Mortgage Loans shall be transferred to Trust Subsidiary) against the simultaneous transfer of the Purchase Price to (x) in the case of a Transaction in respect of Wet-Ink Mortgage Loans, the Wet Funding Account or (y) in the case of any other Transaction, to an account specified by Seller and confirmed by an Authorized Individual (defined below), in each case simultaneously with the delivery to Buyer of the Purchased Asset (and/or Underlying Mortgage Loans shall be transferred to Trust Subsidiary) relating to each Transaction; provided that to the extent funds are disbursed to the Disbursement Agent and a Wet-Ink Mortgage Loan is not funded, such funds shall be refunded to Buyer on the same Business Day. “Authorized Individuals” of Seller are listed on Schedule 3 hereto, as such schedule may be supplemented and revised from time to time and provided to Buyer in writing signed by an Authorized Representative of Seller. With respect to the Purchased Asset being sold by Seller on a Purchase Date, Seller hereby sells, transfers, conveys and assigns to Buyer or its designee without recourse, but subject to the terms of this Agreement, all the right, title and interest of Seller in and to the Purchased Asset (including all Underlying Mortgage Loans)

together with all right, title and interest in and to the proceeds of any related Combined Repurchase Assets. Upon notice from the related settlement agent to Seller Parties and/or Buyer that any Wet-Ink Mortgage Loan subject to a Transaction was not originated, the Wet-Ink Mortgage Loan shall be removed from the list of Eligible Mortgage Loans and such settlement agent shall immediately return the funds via wire transfer to the account of Buyer specified in writing to Seller Parties in accordance with the related escrow instruction letter. Seller Parties shall immediately notify Buyer if a Wet-Ink Mortgage Loan was not originated and has been removed from the list of Eligible Mortgage Loans.

(c) In connection with such sale, transfer, conveyance and assignment, on or prior to each Purchase Date or the date set forth in the definition of Wet-Ink Mortgage Loan, as applicable, Seller Parties shall deliver or cause to be delivered and released to Buyer or its designee the Mortgage File for the related Underlying Mortgage Loans.

Section 10. Hypothecation or Pledge of Purchased Assets. Title to all of the Purchased Assets shall pass to Buyer and Buyer shall have free and unrestricted use of all of the Purchased Assets. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets or Underlying Mortgage Loans or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Asset or Underlying Mortgage Loans. Nothing contained in this Agreement shall obligate Buyer to segregate the Purchased Asset or any Underlying Mortgage Loans delivered to Buyer by any Seller Party.

Section 11. Documents and Records Relating to eMortgage Loans.

(a) eClosing Transaction Records and Post-Purchase Support.

(i) The eClosing Transaction Record of each Underlying Mortgage Loan that is an eMortgage Loan shall be stored and maintained by Guarantor or the Servicer shall, at all times, store and maintain the eClosing Transaction Record for such eMortgage Loan in a manner that preserves the integrity and reliability of the eClosing Transaction Record for the life of such eMortgage Loan plus a period consistent with applicable Agency Guidelines requirements.

(ii) Each Seller Party shall cause Guarantor to cooperate with Buyer in all activities necessary to enforce eMortgage Loans and related eNotes subject to a Transaction hereunder. Each Seller Party shall cause Guarantor to provide, upon request by Buyer such affidavits, certifications, records and information regarding the creation and/or maintenance of the eNote and other Electronic Records in connection with any eMortgage Loan that Buyer deems necessary or advisable to ensure admissibility of such eNote and other Electronic Records in a legal proceeding and shall include, among other things: (A) a description of how the executed eNote and other Electronic Records have been stored to prevent against unauthorized access and unauthorized alteration and a description of how Guarantor’s eClosing System and eVault can detect such unauthorized access or alteration; (B) a description of Guarantor’s eClosing System and eVault controls in place to ensure compliance with applicable eCommerce Laws, including, without limitation, § 201 of E-SIGN and § 16 of UETA; (C) a description of the steps followed by a Mortgagor to execute the eNote or other Electronic Record using

Guarantor’s eClosing System; (D) a copy of each screen, as it would have appeared to the Mortgagor, of the eNote or other Electronic Record that Buyer is trying to enforce, when Mortgagor signed the eNote or other Electronic Record; (E) a description of Guarantor’s eClosing System and eVault controls in place at the time of signing to ensure the integrity of the data; and (F) testimony by an authorized official or employee of Guarantor to support admission of the eNote and other Electronic Records into legal proceeding to defend and enforce the eMortgage Loan.

(iii) Each Seller Party shall cause Guarantor to maintain an eClosing System which shall comply with the requirements of Fannie Mae and Freddie Mac with respect to such system.

(iv) Each Seller Party shall cause Guarantor to retain in the Loan Record of each eMortgage Loan subject or proposed to be subject to a Transaction hereunder, the eClosing Transaction Record of such eMortgage Loan and retain such Loan Record in a manner that will provide Buyer or its designees with ready access to such documents and records promptly following any request by Buyer. With respect to any eMortgage Loan subject to or proposed to be subject to a Transaction hereunder, each Seller Party shall cause Guarantor to provide to Buyer, at any time upon request, with the eNote, any related electronic document, and the Loan Record in a format that is compatible with Buyer’s systems then use.

(b) Access to eClosing Systems, eVaults, and Expertise. Promptly following any request by Buyer, each Seller Party shall cause Guarantor to, and Guarantor shall request each Servicer of eMortgage Loans and eVault provider (if any), to give Buyer access to (i) each eVault storing the Authoritative Copy of any eNote evidencing an Underlying Mortgage Loan, (ii) all software and systems used for the origination, management or administration of any Underlying Mortgage Loan or any related Mortgage File or Loan Record, and access to all media in which any of such Mortgage File or Loan Record may be recorded or stored; (iii) Guarantor’s, or such Servicer’s or eVault provider’s know-how, expertise, and relevant data (such as customer lists) regarding any Underlying Mortgage Loan or the policies, procedures and processes of such Person in originating, maintaining, servicing and otherwise managing eMortgage Loans and eNotes, and (iv) the personnel responsible for such matters.

(c) Business Continuity and Disaster Recovery. Each Seller Party shall cause Guarantor to agree to maintain, to cause each Servicer of eMortgage Loans and each of Guarantor’s eVault providers, to maintain, at all times (i) a disaster recovery program, (ii) a business continuity plan, and (iii) an incident response plan (collectively, the “Programs”), each in scope and substance acceptable to Buyer. Each Seller Party shall cause each Servicer to comply with Agency requirements with respect to the Programs.

Section 12. Representations. Seller represents and warrants to Buyer that as of the Purchase Date of the Purchased Asset and any Underlying Mortgage Loan and as of the date of this Agreement and any Transaction hereunder and at all times while the Facility Documents and any Transaction hereunder is in full force and effect:

(a) Acting as Principal. Seller will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal).

(b) Mortgage Loan Schedule. The information set forth in the related Mortgage Loan Schedule and all other information or data furnished by, or on behalf of, each Seller Party to Buyer is complete, true and correct in all material respects, and Seller acknowledges that Buyer has not verified the accuracy of such information or data.

(c) Solvency. Neither the Facility Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of any Seller Party’s creditors. The transfer of the Purchased Asset subject hereto is not undertaken with the intent to hinder, delay or defraud any of any Seller Party’s creditors. Each Seller Party is not insolvent within the meaning of 11 U.S.C. Section 101(32) and the transfer and sale of the Purchased Asset pursuant hereto (i) will not cause such Seller Party to become insolvent, (ii) will not result in any property remaining with such Seller Party to be unreasonably small capital, and (iii) will not result in debts that would be beyond such Seller Party’s ability to pay as same mature. Seller received reasonably equivalent value in exchange for (x) the transfer and sale to Trust Subsidiary of the Underlying Mortgage Loans and (y) the transfer and sale of the Purchased Asset subject hereto.

(d) No Broker. No Seller Party has dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of the Purchased Asset or pledge of Underlying Mortgage Loans pursuant to this Agreement.

(e) Ability to Perform. No Seller Party believes, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Facility Documents to which it is a party on its part to be performed.

(f) Existence. Each Seller Party (a) is (x) in the case of Seller, a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and (y) in the case of Trust Subsidiary, a statutory trust duly organized, validly existing and in good standing under the laws of Delaware, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

(g) Financial Statements. Seller has heretofore furnished to Buyer a copy of Guarantor’s (a) balance sheet for the fiscal year ended the Annual Financial Statement Date and the related statements of income and retained earnings and of cash flows for Guarantor for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of its independent public accountants and (b) balance sheet for the such monthly periods of Guarantor up until the Monthly Financial Statement Date and the related statements of income and retained earnings and of cash flows for Guarantor for such monthly periods,. All such financial statements are complete and correct and fairly present, in all material respects, the financial condition of Guarantor and the results of its operations as at such dates and for such monthly periods, all in accordance with GAAP applied on a consistent basis. Since the Annual Financial Statement Date, there has been no material adverse change in the business, operations or financial condition of Guarantor from that set forth in said financial statements nor is Seller aware of any state of facts which (without notice or the lapse of time) would or could result in any such material adverse change or could have a Material Adverse Effect. Guarantor does not have, on the Annual Financial Statement Date any liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, leases or unusual forward commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Guarantor except as heretofore disclosed to Buyer in writing.

(h) No Breach. Neither (a) the execution and delivery of the Facility Documents nor (b) the consummation of the transactions therein contemplated to be entered into by any Seller Party in compliance with the terms and provisions thereof will conflict with or result in a breach of the organizational documents of any Seller Party, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or other material agreement or instrument to which any Seller Party or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to the Facility Documents) upon any Property of any Seller Party, or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

(i) Action. Each Seller Party has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Facility Documents, as applicable; the execution, delivery and performance by such Seller Party of each of the Facility Documents have been duly authorized by all necessary corporate or other action on its part; and each Facility Document has been duly and validly executed and delivered by each Seller Party, as applicable, and constitutes a legal, valid and binding obligation of each Seller Party enforceable against such Seller Party in accordance with its terms.

(j) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by any Seller Party of the Facility Documents or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Facility Documents.

(k) Enforceability. This Agreement and all of the other Facility Documents executed and delivered by each Seller Party in connection herewith are legal, valid and binding obligations of such Seller Party and are enforceable against such Seller Party in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and (ii) general principles of equity.

(l) Indebtedness. No Seller Party has any Indebtedness, except the Indebtedness evidenced by this Agreement.

(m) Reserved.

(n) No Default.    No Default or Event of Default has occurred and is continuing.

(o) Underwriting Guidelines. The Underwriting Guidelines provided to Buyer are the true and correct Underwriting Guidelines of Guarantor.

(p) Adverse Selection. No Seller Party has selected the Underlying Mortgage Loans in a manner so as to adversely affect Buyer’s interests.

(q) Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting any Seller Party, or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Facility Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim in an aggregate amount greater than the Litigation Threshold, (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect, or (iv) relates to any violation of the Home Ownership and Equity Protection Act or any state, city or district high cost home mortgage or predatory lending law.

(r) Margin Regulations. The use of all funds acquired by Seller under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified.

(s) Taxes. Each Seller Party and its Subsidiaries have timely filed all tax returns that are required to be filed by them and have timely paid all Taxes, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. There are no Liens for Taxes, except for statutory liens for Taxes not yet due and payable.

(t) Investment Company Act. Neither any Seller Party nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act and it is not necessary for Trust Subsidiary to register under the Investment Company Act for specifically identified reasons other than the exemption provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

(u) Purchased Asset; Underlying Mortgage Loans.

(i) Seller has not assigned, pledged, or otherwise conveyed or encumbered the Purchased Asset or any Underlying Mortgage Loan to any other Person, and immediately prior to the sale of the Purchased Asset to Buyer, Seller was the sole owner of the Purchased Asset and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to Buyer hereunder. Trust Subsidiary has not assigned, pledged, or otherwise conveyed or encumbered any Underlying Mortgage Loan to any other Person, and immediately prior to the pledge of such Underlying Mortgage Loan to Buyer, Trust Subsidiary was the sole owner of such Underlying Mortgage Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the pledge to Buyer hereunder

(ii) The provisions of this Agreement are effective to either constitute a sale of Repurchase Assets to Buyer or to create in favor of Buyer a valid security interest in all right, title and interest of Seller Parties in, to and under the Repurchase Assets.

(v) Chief Executive Office/Jurisdiction of Organization. On the Effective Date, Seller’s chief executive office, is, and has been located at 585 South Boulevard East, Pontiac, Michigan 48341. On the Effective Date, Seller’s jurisdiction of organization is Delaware. On the Effective Date, Trust Subsidiary’s chief executive office, is, and has been located at 585 South Boulevard East, Pontiac, Michigan 48341. On the Effective Date, Trust Subsidiary’s jurisdiction of organization is Delaware.

(w) Location of Books and Records. The location where Guarantor keeps its books and records, including all computer tapes and records related to the Combined Repurchase Assets is its chief executive office.

(x) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of each Seller Party to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Facility Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of each Seller Party to Buyer in connection with this Agreement and the other Facility Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of any Seller Party, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has been disclosed herein, in the other Facility Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

(y) ERISA.

(i) No liability under Section 4062, 4063, 4064 or 4069 of ERISA has been or is expected by any Seller Party to be incurred by any Seller Party or any ERISA Affiliate thereof with respect to any Plan which is a Single-Employer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

(ii) No Plan which is a Single-Employer Plan had an accumulated funding deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no such plan which is subject to Section 412 of the Code failed to meet the requirements of Section 436 of the Code as of such last day. Neither any Seller Party nor any ERISA Affiliate thereof is subject to a Lien in favor of such a Plan as described in Section 430(k) of the Code or Section 303(k) of ERISA.

(iii) Each Plan of each Seller Party and each of its Subsidiaries and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any Material Adverse Effect.

(iv) Neither any Seller Party nor any of its Subsidiaries has incurred a tax liability under Chapter 43 of the Code or a penalty under Section 502(i) of ERISA which has not been paid in full, except where the incurrence of such tax or penalty would not result in a Material Adverse Effect.

(v) Neither any Seller Party nor any of its Subsidiaries nor any ERISA Affiliate thereof has incurred or reasonably expects to incur any withdrawal liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

(z) Agency Approvals. Guarantor is also approved by Fannie Mae as an approved lender and Freddie Mac as an approved seller/servicer, and, to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. In each such case, Guarantor is in good standing, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur, including, without limitation, a change in insurance coverage which would either make Guarantor unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency. Servicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Underlying Mortgage Loans and in accordance with Accepted Servicing Practices.

(aa) No Reliance. Each Seller Party has made its own independent decisions to enter into the Facility Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. No Seller Party is relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(bb) Plan Assets. No Seller Party is an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Asset and Underlying Mortgage Loans are not “plan assets” within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA, in Seller’s hands and transactions by or with each Seller Party are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(cc) Anti-Money Laundering Laws. The operations of each Seller Party are conducted and have been conducted in all material respects in compliance with the applicable anti-money laundering statutes of all jurisdictions to which any Seller Party is subject and the rules and regulations thereunder, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Seller Party or any of their Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of any Seller Party, threatened.

(dd) No Prohibited Persons. Neither any Seller Party nor, to the knowledge of Seller, any director, officer, agent or employee of any Seller Party or any of its subsidiaries is an individual or entity (“Prohibited Person”) that is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC” and such sanctions, “OFAC-Administered Sanctions”), nor is located, organized or resident in a country or territory that is the subject of OFAC-Administered Sanctions; and no Seller Party will directly or indirectly use the proceeds of the Transactions hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Prohibited Person, to fund activities of or business with any Prohibited Person, or in any country or territory, that at the time of such funding or facilitation, is the subject of OFAC-Administered Sanctions, or in a manner that would otherwise cause any Prohibited Person (including any Prohibited Person involved in the Transactions hereunder) to violate any OFAC-Administered Sanctions.

(ee) Anti-Corruption Laws and Sanctions. Each Seller Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Seller Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each Seller Party, its Subsidiaries and their respective officers and directors and to the knowledge of each Seller Party, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in a Seller Party being designated as a Sanctioned Person. None of (a) to the knowledge of Seller, any Seller Party or any of their respective directors, officers or employees, or (b) to the knowledge of each Seller Party, any agent of a Seller Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

(ff) Foreign Corrupt Practices Act. No Seller Party, nor to the knowledge of Seller, any director, officer, agent or employee of any Seller Party, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); and Seller has conducted its businesses in compliance with the FCPA.

(gg) MERS. Guarantor is a member of MERS System in good standing, and Guarantor, each of Guarantor’s eVault providers, each Servicer with respect to eMortgage Loans, and each Approved eMortgage Take-out Investor is a member of MERS eRegistry in good standing and whose operations are integrated with MERS eRegistry and MERS eDelivery in compliance with the MERS eRegistry Procedures Manual and the applicable Agency Guidelines.

Section 13. Covenants of Seller. On and as of the date of this Agreement and each Purchase Date and on each day until this Agreement is no longer in force, Seller covenants as to itself, and to cause Trust Subsidiary to comply with, the following where applicable:

(a) Preservation of Existence; Compliance with Law. Each Seller Party shall:

(i) Preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business;

(ii) Comply with the requirements of all applicable laws, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws);

(iii) Maintain all licenses, permits or other approvals necessary for such Seller Party to conduct its business and to perform its obligations under the Facility Documents, and shall conduct its business strictly in accordance with applicable law;

(iv) Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

(v) Permit representatives of Buyer, upon reasonable written notice (unless an Event of Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Buyer in good faith; and

(vi) Maintain in effect and enforce policies and procedures designed to ensure compliance by such Seller Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(b) Taxes. Each Seller Party and its Subsidiaries shall timely file all tax returns that are required to be filed by them and shall timely pay all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

(c) Notice of Proceedings or Adverse Change. Each Seller Party shall give notice to Buyer immediately after a responsible officer of such Seller Party has any knowledge of:

(i) the occurrence of any Default or Event of Default;

(ii) any (a) litigation, investigation, regulatory action or proceeding that is pending or threatened by or against any Seller Party in any federal or state court or before any Governmental Authority which, if not cured or if adversely determined, would reasonably be expected to have a Material Adverse Effect or constitute a Default or Event of Default, and (b) any Material Adverse Effect with respect to any Seller Party;

(iii) any litigation or proceeding that is pending or threatened against (a) any Seller Party in which the amount involved exceeds the Litigation Threshold and is not covered by insurance, in which injunctive or similar relief is sought, or which, if adversely determined, would reasonably be expected to have a Material Adverse Effect and (b) any litigation or proceeding that is pending or threatened in connection with any of the Combined Repurchase Assets, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(iv) and, as soon as reasonably possible, notice of any of the following events:

(A) a reduction in the insurance coverage (other than in the ordinary course of the Guarantor’s business in connection with periodic sales of mortgage servicing rights) of any Seller Party, with a copy of evidence of same attached;

(B) any material change in accounting policies (other than changes required by GAAP) or financial reporting practices of any Seller Party;

(C) the termination or the involuntary nonrenewal of any debt facilities of Guarantor which have a maximum principal amount (or equivalent) available of more than the Facility Termination Threshold.

(D) promptly upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Facility Document) on, or claim asserted against, any of the Combined Repurchase Assets; and

(E) any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect.

(v) Promptly, but no later than two (2) Business Days after any Seller Party receives any of the same, deliver to Buyer a true, complete, and correct copy of any material schedule, material report, material notice or any other material document delivered to any Seller Party by any Person pursuant to, or in connection with, any of the Combined Repurchase Assets.

(vi) Promptly, but no later than two (2) Business Days after any Seller Party receives notice of the same, (A) any Underlying Mortgage Loan submitted for inclusion into an Agency Security and rejected by that Agency for inclusion in such Agency Security or (B) any Underlying Mortgage Loan submitted to a Take-out Investor (whole loan or securitization) and rejected for purchase by such Take-out Investor.

(vii) Upon any Seller Party becoming aware of any Control Failure with respect to an Underlying Mortgage Loan that is an eMortgage Loan.

(viii) Promptly of any proposed changes, but at least thirty (30) days prior to the proposed effective date of such changes, to a Guarantor’s eClosing System and/or eVault or related policies, procedures and/or processes that may adversely affect the performance of such eClosing System or eVault or that may affect the enforceability of eMortgage Loans and eNotes or compliance with applicable Agency Guidelines and eCommerce Laws. Buyer may, in its sole discretion, require that the legal analysis, technical review and security review be updated, at Guarantor’s expense, with respect to any such proposed changes.

(ix) Upon any occurrence of a data security incident regarding the eClosing System or eVault that results in the unauthorized access to or acquisition of eNote and any other records, including details of such data security incident, a summary of external third party forensic examinations of such data security incident, planned remediation steps to correct the data security incident and prevent similar incidents in the future, and certification that the remediation steps have been completed and preventative measures have been deployed, and a copy of the final incident report of an external third party forensic examiner of such data security incident.

(d) Financial Reporting. Seller shall cause Guarantor to maintain a system of accounting established and administered in accordance with GAAP, and Seller shall furnish to Buyer:

(i) Within ninety (90) days after the close of each fiscal year, Financial Statements, including a statement of income and changes in members’ interests of Guarantor for such year, and the related balance sheet as at the end of such year, all in reasonable detail and accompanied by an opinion of an accounting firm as to said financial statements;

(ii) Within thirty (30) days after the end of each calendar month, the unaudited balance sheets of Guarantor as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for Guarantor for such period and the portion of the fiscal year through the end of such period, subject, however, to year-end adjustments;

(iii) Simultaneously with the furnishing of each of the financial statements to be delivered pursuant to subsection (i)-(ii) above, or monthly upon Buyer’s request, a certificate in the form of Exhibit A to the Pricing Side Letter and certified by an executive officer of Guarantor;

(iv) Reserved; and

(v) Promptly, from time to time, such other information regarding the business affairs, operations and financial condition of any Seller Party or Guarantor as Buyer may reasonably request.

(e) Visitation and Inspection Rights. Each Seller Party shall permit Buyer to inspect, and to discuss with such Seller Party’s officers, agents and auditors, the affairs, finances, and accounts of each Seller Party, the Combined Repurchase Assets, and each Seller Party’s books and records, and to make abstracts or reproductions thereof and to duplicate, reduce to hard copy or otherwise use any and all computer or electronically stored information or data, in each case, (i) during normal business hours, (ii) upon written reasonable notice (provided, that upon the occurrence of an Event of Default, no notice shall be required), and (iii) at the expense of Seller to discuss with its officers, its affairs, finances, and accounts.

(f) Reimbursement of Expenses. On the date of execution of this Agreement, Seller shall reimburse Buyer for all expenses incurred by Buyer on or prior to such date. From and after such date, Seller shall promptly reimburse Buyer for all expenses as the same are incurred by Buyer in connection with the Facility Documents and within thirty (30) days of the receipt of invoices therefor.

(g) Further Assurances. Each Seller Party shall execute and deliver to Buyer all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that Buyer may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the Facility Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first-priority of the security interests created or intended to be created hereby. Each Seller Party shall do all things necessary to preserve the Combined Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, each Seller Party will comply with all rules, regulations, and other laws of any Governmental Authority and cause the Combined Repurchase Assets to comply with all applicable rules, regulations and other laws. No Seller Party will allow any default for which any Seller Party is responsible to occur under any Combined Repurchase Assets or any Facility Document and each Seller Party shall fully perform or cause to be performed when due all of its obligations under any Combined Repurchase Assets or the Facility Documents.

(h) True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of any Seller Party or any of its Affiliates thereof or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of such Seller

Party are and will be true and complete and will not omit to disclose any material facts necessary to make the statements therein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by any Seller Party to Buyer pursuant to this Agreement shall be prepared in accordance with GAAP, or in applicable, to SEC filings, the appropriate SEC accounting requirements.

(i) ERISA Events.

(i) Promptly upon becoming aware of the occurrence of any Event of ERISA Termination which together with all other Events of ERISA Termination occurring within the prior twelve (12) months involve a payment of money by or a potential aggregate liability of any Seller Party or any ERISA Affiliate thereof or any combination of such entities in excess of $500,000 such Seller Party shall give Buyer a written notice specifying the nature thereof, what action such Seller Party or any ERISA Affiliate thereof has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(ii) Promptly upon receipt thereof, each Seller Party shall furnish to Buyer copies of (i) all notices received by such Seller Party or any ERISA Affiliate thereof of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by such Seller Party or any ERISA Affiliate thereof from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving a withdrawal liability in excess of $500,000; and (iii) all funding waiver requests filed by such Seller Party or any ERISA Affiliate thereof with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than $500,000, and all communications received by such Seller Party or any ERISA Affiliate thereof from the Internal Revenue Service with respect to any such funding waiver request.

(j) Financial Condition Covenants. Seller shall cause Guarantor to comply with the Financial Condition Covenants set forth in the Pricing Side Letter.

(k) SFS Facility Documents. Without limiting the restrictions set forth herein, Seller shall provide Buyer with any proposed amendment to any SFS Facility Document which may materially and adversely affect Buyer, Seller and/or Trust Subsidiary prior to any execution thereof. In addition to the foregoing, Seller shall provide Buyer with any amendment to any SFS Facility Document promptly following the execution thereof.

(l) No Adverse Selection. No Seller Party shall select Eligible Mortgage Loans to be subject to a Transaction as Underlying Mortgage Loans using any type of adverse selection or other selection criteria which would adversely affect Buyer.

(m) Insurance. Guarantor shall continue to maintain Fidelity Insurance in an aggregate amount at least equal to the amount of Fidelity Insurance required by the Agencies. Guarantor shall maintain Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Combined Repurchase

Assets. Guarantor shall also maintain network security and cyber liability insurance that includes coverage for any and all costs and expenses associated with a data security incident, with responsible insurance companies reasonably acceptable to Buyer, in such amounts and against such risks as acceptable to Buyer in its sole good faith. Seller shall notify Buyer of any material change in the terms of any such Fidelity Insurance or network security and cyber liability insurance, as applicable, other than in the ordinary course of the Guarantor’s business.

(n) Books and Records. Each Seller Party shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Combined Repurchase Assets in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Combined Repurchase Assets.

(o) Illegal Activities. No Seller Party shall engage in any conduct or activity that could subject its assets to forfeiture or seizure.

(p) Material Change in Business. No Seller Party shall make any material change in the nature of its business as carried on the date hereof.

(q) Limitation on Dividends and Distributions. Following the occurrence and during the continuation of an Event of Default or if an Event of Default would result therefrom, no Seller Party shall make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of such Seller Party, whether now or hereafter outstanding, or make any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of such Seller Party, either directly or indirectly, whether in cash or property or in obligations of such Seller Party or any of such Seller Party’s consolidated Subsidiaries.

(r) Disposition of Assets; Liens. No Seller Party shall cause any of the Combined Repurchase Assets to be sold, pledged, assigned or transferred except as contemplated by the Facility Documents; nor shall any Seller Party create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of the Combined Repurchase Assets, whether real, personal or mixed, now or hereafter owned, other than Liens in favor of Buyer.

(s) Transactions with Affiliates. No Seller Party shall enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with any Affiliate, unless such transaction is

(a) not otherwise prohibited in this Agreement, (b) in the ordinary course of such Seller Party’s business and (c) upon fair and reasonable terms no less favorable to such Seller Party, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

(t) ERISA Matters.

(i) No Seller Party shall permit any event or condition which is described in any of clauses (i) through (viii) of the definition of “Event of ERISA Termination” to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of Event of ERISA Termination occurring within the prior twelve (12) months, involves the payment of money by or an incurrence of liability of such Seller Party or any ERISA Affiliate thereof, or any combination of such entities in an amount in excess of $500,000.

(ii) No Seller Party shall be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and no Seller Party shall use “plan assets” within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA, to engage in this Agreement or the Transactions hereunder and transactions by or with such Seller Party are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(u) Consolidations, Mergers and Sales of Assets. No Seller Party shall (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person.

(v) Mortgage Loan Reports. On the Reporting Date or with such greater frequency as requested by Buyer, each Seller Party will furnish to Buyer monthly electronic Underlying Mortgage Loan performance data, including, without limitation, a Mortgage Loan Schedule, delinquency reports, pool analytic reports and static pool reports (i.e., delinquency, foreclosure and net charge-off reports) and monthly stratification reports summarizing the characteristics of the Underlying Mortgage Loans.

(w) Agency Approvals; Servicing. Seller shall cause Guarantor to maintain its status with Fannie Mae and Ginnie Mae as an approved lender and Freddie Mac as an approved seller/servicer, in each case in good standing (each such approval, an “Agency Approval”). Should Guarantor, for any reason, cease to possess all such applicable Agency Approvals to the extent necessary, or should notification to the relevant Agency be required, Seller shall so notify, or such cause Guarantor to so notify, Buyer immediately in writing. Notwithstanding the preceding sentence, Seller shall cause Guarantor to take all necessary action to maintain all of its applicable Agency Approvals at all times during the term of this Agreement and each outstanding Transaction.

(x) Underwriting Guidelines. Without prior written notice to Buyer, Guarantor shall not amend or otherwise modify the Guarantor’s Underwriting Guidelines in any material respect. Without limiting the foregoing, in the event that Guarantor makes any amendment or modification to such Underwriting Guidelines, Seller or Guarantor shall promptly deliver to Buyer a complete copy of such amended or modified Underwriting Guidelines.

(y) Anti-Money Laundering Laws. Each Seller Party shall comply with all applicable Anti-Money Laundering Laws.

(z) No Pledge. No Seller Party shall pledge, transfer or convey any security interest in the Collection Account to any Person without the express written consent of Buyer.

(aa) No Prohibited Persons. Neither any Seller Party nor any director, officer, agent or employee of any Seller Party, shall be a Prohibited Person that is currently the subject of any OFAC-Administered Sanctions, or is located, organized or resident in a country or territory that is the subject of OFAC-Administered Sanctions; and each Seller Party will directly or not directly use the proceeds of the Transactions hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Prohibited Person, to fund activities of or business with any Prohibited Person, or in any country or territory, that at the time of such funding or facilitation is the subject of OFAC-Administered Sanctions, or in a manner that would otherwise cause any Prohibited Person (including any Prohibited Person involved in the Transactions hereunder) to violate any OFAC-Administered Sanctions.

(bb) Foreign Corrupt Practices Act. Neither any Seller Party nor any director, officer, agent or employee of any Seller Party shall take any action, directly or indirectly, that would result in a violation by such persons of the FCPA; and each Seller Party shall each conduct its businesses in compliance with the FCPA and shall institute.

(cc) Use of Proceeds. Each Seller Party will not request any Transaction, and each Seller Party shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Transaction (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(dd) Investment Company Act. No Seller Party will be an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, and it will not maintain the status of the Trust Subsidiary such that it will be necessary for the Trust Subsidiary to register under the Investment Company Act for specifically identified reasons other than the exemption provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

(ee) Special Purpose Entity. Unless otherwise consented to by Buyer in writing, and except as permitted by the Facility Documents, each Seller Party shall be a Special Purpose Entity that (i) shall not (x) own assets other than (A) in the case of Trust Subsidiary, the Underlying Mortgage Loans and (B) in the case of Seller, the Trust Interests and (y) engage in any business, other than the assets and transactions specifically contemplated by the Facility Documents; (ii) shall not incur any Indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than pursuant to the Facility Documents; (iii) except as contemplated by this Agreement and the other Facility Documents not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of any Seller Party’s or Guarantor’s Affiliates other than Seller’s ownership of the Trust Interests; (iv) shall pay its debts and liabilities (including, as applicable, shared personnel expenses and overhead expenses) only from its own assets; (v) shall comply with the provisions of its organizational documents; (vi) shall do all things necessary to observe organizational formalities and to preserve its existence, and not amend, modify or otherwise change its organizational documents, or suffer same to be amended, modified or otherwise changed, without the Buyer’s prior written consent; (vii) shall maintain all of its books, records and financial statements separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of applicable law); (viii) shall be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name and shall not identify itself or any of its Affiliates as a division or part of the other; (ix) shall not enter into any transactions other than transactions specifically contemplated by the Facility Documents with any Affiliates; (x) shall maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; (xi) shall not engage in or suffer any change in ownership other than transactions specifically contemplated by the Facility Documents, dissolution, winding up, liquidation, consolidation or merger or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein); (xii) shall not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others; (xiii) shall not institute against, or join any other Person in instituting against Seller or Trust Subsidiary any proceedings of the type referred to in the definition of “Insolvency Event” hereunder or seek to substantively consolidate Seller or Trust Subsidiary in connection with any Insolvency Event with respect to Seller, Trust Subsidiary or Guarantor; (xiv) shall not hold itself out to be responsible for the debts or obligations of any other Person; (xv) except as contemplated by this Agreement and the other Facility Documents, shall not form, acquire or hold any Subsidiary or own any equity interest in any other entity other than the Trust Interests; (xvi) shall allocate fairly and reasonably any overhead for shared office space and services performed by an employee of an Affiliate; and (xvii) shall not pledge its assets to secure the obligations of any other Person except pursuant to this Agreement.

(ff) Trust Interests.

(i) Seller shall deliver to Buyer the original Trust Certificate re-registered in the name of Buyer.

(ii) Neither Seller nor Trust Subsidiary shall take any action which results in the Trust Certificate being dealt or traded on securities exchanges or securities markets and the Trust Certificate is not nor will it be an investment company security within the meaning of Section 8-103 of the UCC.

(iii) Neither Seller nor Trust Subsidiary shall issue any new classes under the existing Trust Certificate that is subject to a Transaction hereunder without Buyer’s prior written consent.

(gg) Most Favored Status. Seller agrees that should Seller or any Affiliate thereof enter into a repurchase agreement or credit facility with any Person other than Buyer or an Affiliate of Buyer which by its terms provides more favorable terms to Buyer with respect to any guaranties or financial covenants, including without limitation covenants covering the same or similar subject matter set forth in Sections 13(j) and 13(q) hereof (a “More Favorable Agreement”), the terms of this Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement; provided that in the event that such More Favorable Agreement is terminated, upon notice by Seller to Buyer of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated. Seller agrees to execute and deliver any new guaranties, agreements or amendments to this Agreement evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto.

(hh) No Division/Series Transactions. Notwithstanding anything to the contrary contained in this Agreement or any other Facility Document, (i) if Seller is a limited liability company organized under the laws of the State of Delaware Seller shall not enter into (or agree to enter into) any Division/Series Transaction, or permit any of its Subsidiaries to enter into (or agree to enter into), any Division/Series Transaction and (ii) none of the provisions in this Agreement nor any other Facility Document, shall be deemed to permit any Division/Series Transaction.

Section 14. Events of Default. If any of the following events (each an “Event of Default”) occur, Seller and Buyer shall have the rights set forth in Section 16, as applicable:

(a) Payment Default. Seller or Guarantor shall default in the payment of (i) any amount payable by it hereunder or under any other Facility Document on account of Repurchase Price or to satisfy a Margin Call, (ii) Price Differential within one (1) Business Day of the Payment Date, (iii) Expenses (and such failure to pay Expenses shall continue for more than three (3) Business Days) or (iv) any other Obligations, when the same shall become due and payable, whether at the due date thereof, or by acceleration or otherwise (which such failure shall continue for more than one (1) Business Day; or

(b) Immediate Representation and Warranty Breach. Any representation, warranty or certification made or deemed made in any of Sections 12(c) (Solvency), (f) (Existence), (i) (Action), (k) (Enforceability), (m) (Material Adverse Effect), (t) (Investment Company Act), (x) (True and Complete Disclosure), (y) (ERISA), (z) (Agency Approvals), (bb) (Plan Assets), (cc) (Anti-Money Laundering Laws), (dd) (No Prohibited Persons), (ee) (Anti-Corruption Laws and Sanctions), (ff) (Foreign Corrupt Practices Act) by any Seller Party or Guarantor or any certificate furnished to Buyer pursuant to the provisions thereof shall prove to have been untrue or misleading in any material respect as of the time made or furnished; or

(c) Additional Representation and Warranty Breach. Any representation, warranty or certification made or deemed made herein or in any other Facility Document (and not identified in clause (b) of Section 14) by a Seller Party or Guarantor or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Purchased Assets or Underlying Mortgage Loans furnished in writing by on behalf of a Seller Party or Guarantor shall prove to have been untrue or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1-A, which shall be considered solely for the purpose of determining the Market Value of the Underlying Mortgage Loans; unless (i) such Seller Party shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made; or (ii) any such representations and warranties have been determined in good faith by Buyer in its sole discretion to be materially false or misleading on a regular basis) and such breach shall continue unremedied for a period of two (2) Business Days; or

(d) Immediate Covenant Default. The failure of (i) any Seller Party to perform, comply with or observe any term, covenant or agreement applicable to such Seller Party contained in any of Sections 13(a) (Preservation of Existence; Compliance with Law); (h) (True and Correct Information); (j) (Financial Condition Covenants); (l) (No Adverse Selection); (o) (Illegal Activities); (p) (Material Change in Business); (q) (Limitation on Dividends and Distributions); (r) (Disposition of Assets; Liens); (s) (Transactions with Affiliates); (t) (ERISA Matters); (u) (Consolidations, Mergers and Sales of Assets); (v) (Mortgage Loan Reports); (y) (Anti-Money Laundering Laws); (aa) (No Prohibited Persons); (bb) (Foreign Corrupt Practices Act); (dd) (Investment Company Act); (ee) (Special Purpose Entity); (ff) (Trust Interests); or (hh) (No Division/Series Transactions) in each case of this Agreement or (ii) Guarantor to perform, comply with or observe any term, covenant or agreement applicable to Guarantor contained in any of Sections 6(a) (Preservation of Existence; Compliance with Law); (g) (True and Correct Information); (i) (Financial Condition Covenants); (l) (Illegal Activities); (m) (Material Change in Business); (n) (Limitation on Dividends and Distributions); (o) (Disposition of Assets; Liens); (p) (Transactions with Affiliates); (q) (ERISA Matters); (r) (Consolidations, Mergers and Sales of Assets); (u) (Anti-Money Laundering Laws); (v) (No Prohibited Persons); (w) (Foreign Corrupt Practices Act); or (x) (Investment Company Act) of the Guaranty; or

(e) Additional Covenant Defaults. Any Seller Party or Guarantor shall fail to observe or perform any other covenant or agreement contained in this Agreement (and not identified in clause (d) of Section 14) or any other Facility Document, and if such default shall be capable of being remedied, and such failure to observe or perform shall continue unremedied for a period of two (2) Business Days; or

(f) Judgments. A judgment or judgments for the payment of money in excess of the applicable Litigation Threshold in the aggregate shall be rendered against any Seller Party or Guarantor by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof, and such Seller Party or Guarantor shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(g) Cross-Default. Any Seller Party or Guarantor shall be in default under (A)(i) any Indebtedness of such Seller Party or Guarantor, as applicable, to Buyer or any Affiliate which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (ii) any other contract to which such Seller Party or Guarantor, as applicable, and Buyer or any Affiliate are parties which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract or (B) any Indebtedness, in the aggregate, in excess of $100,000 of such Seller Party or in excess of $10,000,000 of Guarantor which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness; or

(h) Insolvency Event. An Insolvency Event shall have occurred with respect to any Seller Party or Guarantor; or

(i) Enforceability. For any reason this Agreement or any other Facility Document at any time shall not to be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Person (other than Buyer) shall contest the validity or enforceability thereto, or any party thereto (other than Buyer) shall seek to disaffirm, terminate, limit or reduce its obligations hereunder or thereunder and Seller shall fail to repurchase all of the Repurchase Assets and repay all Obligations under this Agreement within one (1) Business Day of such occurrence; or

(j) Liens. Any Seller Party or Guarantor shall grant, or suffer to exist, any Lien on any Combined Repurchase Asset (except any Lien in favor of Buyer); or at least one of the following fails to be true (A) the Combined Repurchase Assets shall have been sold and/or pledged to Buyer, or (B) the Liens contemplated hereby and under the other Facility Documents are first priority perfected Liens on any Combined Repurchase Assets in favor of Buyer or shall be Liens in favor of any Person other than Buyer and Seller fails to pay Buyer all Obligations outstanding hereunder within one (1) Business Day of notice or knowledge thereof; or

(k) Material Adverse Effect. A Material Adverse Effect shall occur as determined by Buyer in its sole good faith discretion; or

(l) ERISA. (i) Any Seller Party, Guarantor or any ERISA Affiliate shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any material “accumulated funding deficiency” (as defined in Section 304 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Seller Party, Guarantor or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) any Seller Party, Guarantor or any ERISA Affiliate shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(m) Change in Control. A Change in Control shall have occurred without Buyer’s prior written consent; or

(n) Going Concern. Guarantor’s audited financial statements or notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Guarantor as a “going concern” or reference of similar import; or

(o) SFS Facility Documents. Any SFS Facility Document shall have been amended which amendment may materially and adversely affect Buyer, Seller and/or Trust Subsidiary without the prior written consent of Buyer or any lien shall have been granted by any Seller Party or Guarantor to secure, or pursuant to, the SFS Facility Documents;

(p) Inability to Perform. An officer of any Seller Party or Guarantor shall admit its inability to, or its intention not to, perform any of such Seller Party’s Obligations or Guarantor’s Guaranteed Obligations (as such term is defined in the Guaranty) as applicable; or

(q) Servicer Termination Event. A Servicer Termination Event shall have occurred and Seller Parties have failed to (i) appoint a successor Servicer that is satisfactory to Buyer within [***] of such occurrence or (ii) complete the transfer of servicing of the Underlying Mortgage Loans to such successor servicer within [***] of such occurrence; or

(r) eClosing System; eVault. Without Buyer’s prior written consent, any material change to Guarantor’s eClosing System and/or Guarantor’s eVault or its related policies, procedures and/or processes is implemented. For purposes of this paragraph (q), a material change shall include any change that is inconsistent with applicable Agency Guidelines or could be reasonably likely to adversely affect the enforceability of the eNotes and/or eMortgage Loans or compliance with applicable eCommerce Laws.

Section 15. Reserved.Remedies. (a) If an Event of Default occurs, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

(i) At the option of Buyer, exercised by written notice to Seller Parties (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event of any Seller Party or Guarantor), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur. Buyer shall (except upon the occurrence of an Insolvency Event of any Seller Party or Guarantor) give written notice to Seller Parties of exercise of such option as promptly as practicable.

(ii) If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

(A) Seller’s obligations in such Transactions to repurchase the Purchased Asset (including all Underlying Mortgage Loans), at the Repurchase Price therefor on the Repurchase Date determined in accordance with subsection (a)(i) of this Section, (1) shall thereupon become immediately due and payable, (2) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Price and any other amounts owed by Seller hereunder, and (3) each Seller Party shall immediately deliver to Buyer the Purchased Asset subject to such Transactions then in such Seller Party’s possession or control, including the Underlying Mortgage Loans;

(B) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-Default Rate in effect following an Event of Default to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section (decreased as of any day by (i) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, and (ii) any proceeds from the sale of Purchased Asset and Underlying Mortgage Loans applied to the Repurchase Price pursuant to subsection (a)(iv) of this Section; and

(C) all Income actually received by Buyer pursuant to Section 5 (excluding any Late Payment Fees paid pursuant to Section 5(a)) shall be applied to the aggregate unpaid Repurchase Price owed by Seller.

(iii) Upon the occurrence of one or more Events of Default, Buyer shall have the right to obtain physical possession of all files of each Seller Party relating to the Purchased Asset, Underlying Mortgage Loans and the Combined Repurchase Assets (to the extent that they remain subject to Transactions hereunder) and all documents relating to the Purchased Asset and Underlying Mortgage Loans which are then or may thereafter come in to the possession of any Seller Party or any third party acting for any Seller Party and such Seller Party shall deliver to Buyer such assignments as Buyer shall request. Buyer shall be entitled to specific performance of all agreements of each Seller Party contained in Facility Documents.

(iv) At any time on the Business Day following notice to Seller Parties (which notice may be the notice given under subsection (a)(i) of this Section), in the event Seller has not repurchased the Purchased Asset (including all Underlying Mortgage Loans), Buyer may (A) immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as Buyer may deem satisfactory any or all of the Purchased Asset, Underlying Mortgage Loans and the Combined Repurchase Assets subject to such Transactions hereunder and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by Seller hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Asset, Underlying Mortgage Loans and Combined Repurchase Assets, to give Seller credit for such Purchased Asset, Underlying Mortgage Loans and the Combined Repurchase Assets in an amount equal to the Market Value of the Underlying Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The proceeds of any disposition of the Purchased Asset, Underlying Mortgage Loans and the Combined Repurchase Assets shall be applied as determined by Buyer in its sole discretion.

(v) Seller shall be liable to Buyer for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel incurred in connection with or as a result of an Event of Default, (ii) actual damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense actually incurred and directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(vi) Buyer shall have the right to exercise the Unwind Rights pursuant to the terms of the Facility Documents. Without limiting the generality of the foregoing, Buyer shall have the right to collapse the Trust Subsidiary in accordance with the terms of the Trust Agreement and acquire a direct interest in the Underlying Mortgage Loans. In furtherance of the foregoing, in connection with exercising its rights under subsection (a)(i) of this Section, Buyer will provide written notice of the termination of the Trust Agreement (if terminated) and the extinguishment of all rights of Seller with respect to all of the Purchased Assets, as contemplated by the Trust Agreement.

(vii) Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

(b) Buyer may exercise one or more of the remedies available hereunder immediately upon the occurrence of an Event of Default and at any time thereafter without written notice unless otherwise expressly set forth herein to any Seller Party. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

(c) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and each Seller Party hereby expressly waives any defenses such Seller Party might otherwise have to require Buyer to enforce its rights by judicial process. Each Seller Party also waives any defense (other than a defense of payment or performance) such Seller Party might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Combined Repurchase Assets, or from any other election of remedies. Each Seller Party recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(d) To the extent permitted by applicable law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer’s rights hereunder. Interest on any sum payable by Seller to Buyer under this Section 16(d) shall be at a rate equal to the Post-Default Rate.

(e) Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for any Seller Party’s failure to perform its obligations under this Agreement, each Seller Party acknowledges and agree that the remedy at law for any failure to perform obligations hereunder may be inadequate and Buyer shall be entitled to seek specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.

Section 18. Indemnification and Expenses.

(a) Seller agrees to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, reasonable costs and expenses of any kind (including reasonable fees of counsel) which may be imposed on, incurred by or asserted against such Indemnified Party by a third party (collectively, “Costs”), relating to or arising out of this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs asserted by a third party with respect to the Purchased Asset and/or all Underlying Mortgage Loans relating to or arising out of any taxes incurred or assessed in connection with the ownership of the Purchased Asset and/or the Underlying Mortgage Loans, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with the Purchased Asset and/or any Underlying Mortgage Loan for any sum owing thereunder, or to enforce any provisions of the Purchased Asset and/or any Underlying Mortgage Loan, Seller will pay such Indemnified Party for all actual expenses, losses or damages suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s actual costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

(b) Seller agrees to pay as and when billed by Buyer all of the reasonable out-of-pocket costs and expenses incurred by Buyer in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Facility Document or any other documents prepared in connection herewith or therewith. Seller agrees to pay as and when billed by Buyer all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation filing fees and all the reasonable fees, disbursements and expenses of counsel to Buyer which amount shall be deducted from the Purchase Price paid for the first Transaction hereunder. Seller agrees to pay Buyer all the reasonable out of pocket due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Underlying Mortgage Loans submitted by Seller to Buyer to be subject to a Transaction under this Agreement, including, but not limited to, those out of pocket costs and expenses incurred by Buyer pursuant to Sections 17(b) and 20 hereof.

(c) The obligations of Seller from time to time to pay the Repurchase Price and all other amounts due under this Agreement shall be full recourse obligations of Seller.

Section 19. Servicing.

(a) Each Seller Party shall, on Buyer’s behalf, shall contract with one (1) or more Servicers to service the Underlying Mortgage Loans consistent with the degree of skill and care that such Servicer customarily requires with respect to similar Underlying Mortgage Loans owned or managed by it and in accordance with Accepted Servicing Practices. Each Servicer shall (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Buyer in any Underlying Mortgage Loans or any payment thereunder. Buyer may terminate the servicing of any Underlying Mortgage Loan with the then existing servicer in accordance with Section 18(e) hereof.

(b) Each Seller Party shall cause the related Servicer to hold or cause to be held all escrow funds collected by such Servicer with respect to any Underlying Mortgage Loans in trust accounts and shall apply the same for the purposes for which such funds were collected.

(c) Each Seller Party shall cause the related Servicer to deposit all collections received by such Servicer on account of the Underlying Mortgage Loans in the Collection Account no later than two (2) Business Days following receipt.

(d) Each Seller Party shall provide promptly to Buyer (i) a Servicer Notice addressed to and agreed to by the Servicer of the related Underlying Mortgage Loans, advising such Servicer of such matters as Buyer may reasonably request, including, without limitation, recognition by such Servicer of Buyer’s interest in such Underlying Mortgage Loans and such Servicer’s agreement that upon receipt of notice of a Servicer Termination Event from Buyer, it will follow the instructions of Buyer with respect to the Underlying Mortgage Loans and any related Income with respect thereto.

(e) Upon the occurrence of a Default or Event of Default hereunder or a Servicer Termination Event, Buyer shall have the right to immediately terminate upon written notice the related Servicer’s right to service the Underlying Mortgage Loans without payment of any penalty or termination fee. Each Seller Party shall cooperate in transferring the servicing of the Underlying Mortgage Loans to a successor servicer appointed by Buyer in its sole discretion. For the avoidance of doubt any termination of a Servicer’s rights to service by the Buyer as a result of an Event of Default shall be deemed part of an exercise of the Buyer’s rights to cause the liquidation, termination or acceleration of this Agreement.

(f) If any Seller Party should discover that, for any reason whatsoever, any entity responsible to such Seller Party by contract for managing or servicing any such Underlying Mortgage Loan has failed to perform fully such Seller Party’s obligations under the Facility Documents or any of the obligations of such entities with respect to the Underlying Mortgage Loans and such failure has not been promptly remedied, such Seller Party shall promptly notify Buyer.

(g) For the avoidance of doubt, no Seller Party retains economic rights to the servicing of the Underlying Mortgage Loans. As such, each Seller Party expressly acknowledges that the Purchased Asset (including all related Underlying Mortgage Loans) is sold to Buyer on a “servicing released” basis.

Section 20. Recording of Communications. Buyer and each Seller Party shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions upon notice to the other party of such recording. Buyer and each Seller Party consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties’ agreement.

Section 21. Due Diligence. Each Seller Party acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Asset and the Underlying Mortgage Loans and each Seller Party, Guarantor and each Servicer, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and each Seller Party agrees that (a) upon reasonable prior written notice to such Seller Party unless an Event of Default shall have occurred, in which case no notice is required, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of the Mortgage Files and any and all documents, records, agreements, instruments or information relating to the Purchased Asset and such Underlying Mortgage Loans (the “Due Diligence Documents”) in the possession or under the control of such Seller Party and/or the Custodian, or (b) upon request, such Seller Party shall create and deliver to Buyer within ten (10) Business Days of such request, in electronic form, in a format agreed upon by Buyer and Seller Parties, of such Due Diligence Documents as Buyer may request. Each Seller Party also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Purchased Asset, the Mortgage Files and the Underlying Mortgage Loans. Without limiting the generality of the foregoing, each Seller Party acknowledges that Buyer may (with respect to the Uncommitted Amount) and shall (with respect to the Committed Amount) enter into transactions with Seller Parties in respect of the Purchased Asset and Underlying Mortgage Loans based solely upon the information provided by Seller Parties to Buyer in the Mortgage Loan Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets and the Underlying Mortgage Loans subject to a Transaction, including, without limitation (but not in the ordinary course of business) (x) ordering broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and (y) otherwise re-generating the information used to originate such Underlying Mortgage Loans provided that the actions set forth in clauses (x) and (y) shall be undertaken by Buyer with Seller’s consent, not to be unreasonably withheld or delayed; provided however that Seller’s consent shall not be required following the occurrence of an Event of Default. Buyer may underwrite such Underlying Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Each Seller Party agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Underlying Mortgage Loans in the possession, or under the control, of such Seller Party. Seller further agrees that Seller shall pay all reasonable and documented out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 20 (“Due Diligence Costs”) in an amount not to exceed the Due Diligence Cap per calendar year; provided that the Due Diligence Cap shall not apply upon the occurrence and continuance of an Event of Default.

Section 22. Assignability.

(a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by any Seller Party without the prior written consent of Buyer. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement. Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Facility Documents pursuant to an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, (a) such assignee shall be a party hereto and to each Facility Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the Facility Documents. Unless otherwise stated in the Assignment and Acceptance, each Seller Party shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by such Seller Party.

(b) Buyer may sell participations to one (1) or more Persons in or to all or a portion of its rights and obligations under this Agreement; provided, however, that (i) Buyer’s obligations under this Agreement shall remain unchanged, (ii) Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) each Seller Party shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Facility Documents except as provided in Section 7.

(c) Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 21, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to any Seller Party or any of its Subsidiaries or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of such Seller Party or any of its Subsidiaries; provided that such assignee or participant or proposed assignee or participant shall, as the case may be, hold any such information in confidence per a standard non-disclosure agreement to be entered into between Buyer and such assignee or participant or proposed assignee or participant.

(d) In the event Buyer assigns all or a portion of its rights and obligations under this Agreement, the parties hereto agree to negotiate in good faith an amendment to this Agreement to add agency provisions similar to those included in repurchase agreements for similar syndicated repurchase facilities.

Section 23. Transfer and Maintenance of Register.

(a) Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 22, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of Buyer under this Agreement. Any assignment or transfer by Buyer of rights or obligations under this Agreement that does not comply with this Section 22 shall be treated for purposes of this Agreement as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 22(b) hereof.

(b) Seller shall maintain a register (the “Register”) on which it will record Buyer’s rights hereunder, and each Assignment and Acceptance and participation communicated by Buyer to Seller. The Register shall include the names and addresses of Buyer (including all assignees, successors and participants) and the percentage or portion of such rights and obligations assigned. Failure to make any such recordation, or any error in such recordation shall not affect Seller’s obligations in respect of such rights. If Buyer sells a participation in its rights hereunder, it shall provide Seller Parties, or maintain as agent of Seller Parties, the information described in this paragraph and permit Seller Parties to review such information as reasonably needed for Seller Parties to comply with its obligations under this Agreement or under any applicable Requirement of Law.

Section 24. Tax Treatment. Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat each Transaction as indebtedness of Seller that is secured by the Purchased Asset and that the Purchased Asset is owned by Seller in the absence of a Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

Section 25. Set-Off. (a) In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, without prior notice to any Seller Party, any such notice being expressly waived by each Seller Party to the extent permitted by applicable law to set-off and appropriate and apply against any obligation from any Seller Party or any Affiliate thereof to Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer or any Affiliate thereof to or for the credit or the account of any Seller Party or any Affiliate thereof. Buyer agrees promptly to notify Seller Parties after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

(b) Buyer shall at any time have the right, in each case until such time as Buyer determines otherwise, to retain, to suspend payment or performance of, or to decline to remit, any amount or property that Buyer would otherwise be obligated to pay, remit or deliver to Seller hereunder if an Event of Default or Default has occurred.

Section 26. Terminability. Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. The obligations of Seller under Section 17 hereof shall survive the termination of this Agreement.

Section 27. Notices and Other Communications. Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given under Section 3 hereof (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.

Section 28. Entire Agreement; Severability; Single Agreement.

(a) This Agreement, together with the Facility Documents, constitute the entire understanding between Buyer and each Seller Party with respect to the subject matter they cover and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving the Purchased Asset and Underlying Mortgage Loans. By acceptance of this Agreement, Buyer and each Seller Party acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

(b) Buyer and each Seller Party acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and each Seller Party agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and (iii) to promptly provide notice to the other after any such set off or application; provided that the failure to give such notice shall not affect the validity of such set off and application.

Section 29. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

Section 30. SUBMISSION TO JURISDICTION; WAIVERS. BUYER AND EACH SELLER PARTY EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED;

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(e) BUYER AND EACH SELLER PARTY HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 31. No Waivers, etc. No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Facility Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

Section 32. Reserved.

Section 33. Confidentiality.

(a) Buyer and each Seller Party hereby acknowledge and agree that all written or computer-readable information provided by one party to any other in connection with the terms set forth in any of the Facility Documents or the Transactions contemplated thereby (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, including any disclosures or filing required by the Securities Exchange Commission or state securities laws, (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, (iii) if an Event of Default has occurred and is continuing and Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Assets or otherwise to enforce or exercise Buyer’s rights hereunder, (iv) disclosure by Buyer is in connection with its rights under Section 10 and Section 21 hereof; provided that such assignee or participant or proposed assignee or participant shall, as the case may be, hold any such disclosure in confidence per a standard non-disclosure agreement to be entered into between Buyer and such assignee or participant or proposed assignee or participant, (v) it is necessary to disclose to its Affiliates and its and their employees, directors, officers, advisors (including legal counsel, accountants, and auditors), representatives and servicers, (vi) it is requested or required by governmental agencies, regulatory bodies or other legal, governmental or regulatory process, in which case each party shall provide prior written notice to the other party to the extent not prohibited by the applicable law or regulation. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Facility Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that no Seller Party may disclose the name of or identifying information with respect to Buyer or any pricing terms (including, without limitation, the Pricing Rate, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any concentration limits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Buyer. The provisions set forth in this Section 32 shall survive the termination of this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, each Seller Party shall cause the Guarantor to comply and Buyer shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets and/or any applicable terms of this Agreement (the “Confidential Information”). Each Seller Party understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and each Seller Party agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws. Each Seller Party shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of Buyer or any Affiliate of Buyer which Buyer holds (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Each Seller Party shall, at a minimum establish and maintain such data security program as is necessary to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information as set forth in the Code of Federal Regulations at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570. Upon request, each Seller Party will provide evidence reasonably satisfactory to allow Buyer to confirm that such Seller Party has satisfied its obligations as required under this Section. Without limitation, this may include Buyer’s review of audits, summaries of test results, and other equivalent evaluations of each Seller Party, subject to the confidentiality provisions hereof. Each shall notify Buyer immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Buyer or any Affiliate of Buyer provided directly to such Seller Party by Buyer or such Affiliate. Each Seller Party shall provide such notice to Buyer by personal delivery, by email with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

Section 34. Intent. (a) The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Combined Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” this Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Each Seller Party and Buyer further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).

(b) Buyer’s right to liquidate the Purchased Asset, Underlying Mortgage Loans and Combined Repurchase Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 15 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5).

(c) The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d) Reserved.

(e) Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, this Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

(f) This Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Section 555 and Section 559 under the Bankruptcy Code.

(g) With respect to the security interest granted in Section 8 hereof, as stated therein and affirmed by Seller here, is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code, and is further intended to be a guaranty of the Seller’s Obligations to the Buyer.

Section 35. Disclosure Relating to Certain Federal Protections. The parties acknowledge that they have been advised that:

(a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

Section 36. Conflicts. In the event of any conflict between the terms of this Agreement, any other Facility Document and any Confirmation, the documents shall control in the following order of priority: first, the terms of the Confirmation shall prevail, then the terms of this Agreement shall prevail, and then the terms of the Facility Documents shall prevail.

Section 37. Authorizations. Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Seller, Trust Subsidiary or Buyer, as the case may be, under this Agreement.

Section 38. Reserved.

Section 39. Miscellaneous.

(a) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement.

(b) Captions. The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

(c) Acknowledgment. Each Seller Party hereby acknowledges that:

(i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Facility Documents;

(ii) Buyer has no fiduciary relationship to any Seller Party; and

(iii) no joint venture exists between Buyer and any Seller Party.

(d) Documents Mutually Drafted. Each Seller Party and Buyer agree that this Agreement each other Facility Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

Section 40. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c) references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f) the term “include” or “including” shall mean without limitation by reason of enumeration;

(g) all times specified herein or in any other Facility Document (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and

(h) all references herein or in any Facility Document to “good faith” means good faith as defined in Section 5-102(7) of the UCC as in effect in the State of New York.

Section 41. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Savings Fund Society, FSB (“WSFS”), not individually or personally but solely as Trustee for the Trust Subsidiary, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of WSFS is made and intended not as personal representations, undertakings and agreements by WSFS but is made and intended for the purpose of binding only the Trust Subsidiary, (c) nothing herein contained shall be construed as creating any liability on WSFS, individually or personally, to perform any covenant either expressed or implied contained herein of the Trust Subsidiary, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WSFS has made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust Subsidiary in this Agreement and (e) under no circumstances shall WSFS be personally liable for the payment of any indebtedness or expenses of the Trust Subsidiary or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust Subsidiary under this Agreement or any other related documents.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

BUYER:

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION

By:
Name:
Title:

Address for Notices:

JPMorgan Chase Bank, National Association
Jonathan Davis, Executive Director 383 Madison Avenue, 8th Floor
New York, New York 10179
Phone Number: [***]
Fax Number: [***]
Email: [***]

With a copy to:

JPMorgan Chase Bank, National Association
Sophia Redzaj, Vice President 500 Stanton Christiana Road
Newark, DE 19713-2107
Phone Number: [***]
Fax Number: [***]
Email: [***]

[***]

Signature Page to Master Repurchase Agreement

SELLER:

UNITED SHORE REPO SELLER 1 LLC

By:
Name:
Title:

Address for Notices:

United Shore Repo Seller 1 LLC c/o United ~~Shore Financial Services~~Wholesale Mortgage, LLC
585 South Boulevard East
Pontiac, Michigan 48341
Attention: Tim Forrester, CFO/EVP
Telephone: (800) 981-8898 ext. 4297

With a copy to:

United Wholesale Mortgage, LLC (f/k/a United
Shore Financial Services, LLC) 585 South Boulevard East
Pontiac, Michigan 48341
Attention: Legal Department

Signature Page to Master Repurchase Agreement

TRUST SUBSIDIARY:

UNITED SHORE REPO TRUST 1

By: Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Trustee

By:
Name:
Title:

Address for Notices:

United Shore Repo Trust 1
c/o United ~~Shore Financial Services~~Wholesale Mortgage, LLC
585 South Boulevard East
Pontiac, Michigan 48341
Attention: Tim Forrester, CFO/EVP
Telephone: (800) 981-8898 ext. 4297

With a copy to:

United Wholesale Mortgage, LLC (f/k/a United
Shore Financial Services, LLC) 585 South Boulevard East
Pontiac, Michigan 48341
Attention: Legal Department

Signature Page to Master Repurchase Agreement

SCHEDULE 1-A

REPRESENTATIONS AND WARRANTIES RE: UNDERLYING MORTGAGE LOANS

Seller represents and warrants to Buyer, with respect to each Underlying Mortgage Loan, that as of the Purchase Date for any Underlying Mortgage Loan and at all times while the related Underlying Mortgage Loan is subject to a Transaction hereunder the following are true and correct. For purposes of this Schedule 1-A and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to an Underlying Mortgage Loan if and when any Seller Party has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Underlying Mortgage Loan. With respect to those representations and warranties which are made to the best of any Seller Party’s knowledge, if it is discovered by any Seller Party or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding such Seller Party’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a) Underlying Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct in all material respects;

(b) Payments Current. All payments required to be made up to the close of business on the closing date for such Underlying Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Underlying Mortgage Loan is delinquent nor has any payment under the Underlying Mortgage Loan been delinquent at any time since the origination of the Underlying Mortgage Loan. The first Monthly Payment shall be made, or shall have been made, with respect to the Underlying Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

(c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all delinquent taxes, ground rents, water charges, sewer rents, governmental assessments, municipal charges, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property. No Seller Party has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Underlying Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Underlying Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d) Original Terms Unmodified. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, (ii) which have been delivered to the related Custodian, and (iii) if such instrument modifies an eNote, such modification is reflected on the MERS eRegistry and

Sch. 1-A-1

the eNote and related Underlying Mortgage Loan documents remain valid, effective and enforceable (first lien) and in compliance with all applicable eCommerce Laws and Agency Guidelines; the substance of any such waiver, alteration or modification has been approved by the insurer under the PMI Policy, if any, and the title insurer, to the extent required by the related policy, and is reflected on the related final Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the PMI Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the related final Mortgage Loan Schedule;

(e) No Defenses. The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Underlying Mortgage Loan was originated;

(f) Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by any Seller Party as of the date of origination consistent with the applicable Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Underlying Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the applicable Underwriting Guidelines. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Underlying Mortgage Loan (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Guarantor, its successors and assigns (including, without limitation, subsequent owners of the Underlying Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without thirty (30) days’ prior written notice to the mortgagee. No such notice has been received by any Seller Party. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation,

Sch. 1-A-2

the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. No Seller Party has engaged in, and no Seller Party has knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by any Seller Party;

(g) Compliance with Applicable Law. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws and unfair and deceptive practices laws applicable to the Underlying Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and each Seller Party shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Buyer, and shall deliver to Buyer, upon demand, evidence of compliance with all such requirements;

(h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. No Seller Party has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Underlying Mortgage Loan to be in default, nor has any Seller Party waived any default resulting from any action or inaction by the Mortgagor;

(i) Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected (a) with respect to each first lien Underlying Mortgage Loan, first priority lien and first priority security interest, on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(i) the lien of current real property taxes and assessments not yet due and payable;

(ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in Buyer’s title insurance policy delivered to the originator of the Underlying Mortgage Loan and (a) referred to or otherwise considered in the appraisal (or with respect to Agency Mortgage Loans, such other valuation permitted under the definition of Appraised Value) made for the originator of the Underlying Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal (or such other valuation, as applicable); and

Sch. 1-A-3

(iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Underlying Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and Guarantor has full right to pledge and assign the same to Buyer. The Mortgaged Property was not, as of the date of origination of the Underlying Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(j) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with an Underlying Mortgage Loan are genuine and original or in the case of an eNote, the copy of the eNote transmitted to Buyer’s eVault is the Authoritative Copy and the tamper-seal on the eNote matches the tamper-seal stored on the MERS eRegistry, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Underlying Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to an Underlying Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Underlying Mortgage Loan. Seller has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. To the best of Seller’s knowledge, except as disclosed to Buyer in writing, all tax identifications and property descriptions are legally sufficient; and tax segregation, where required, has been completed;

(k) Full Disbursement of Proceeds. The Underlying Mortgage Loan has been closed and the proceeds of the Underlying Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Underlying Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the mortgagee pursuant to the Mortgage Note or Mortgage;

Sch. 1-A-4

(l) Ownership. Trust Subsidiary is the sole owner of record and holder of the Underlying Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the transfer of the Underlying Mortgage Loans to Buyer, Guarantor will retain the Mortgage Files or any part thereof with respect thereto not delivered to the Custodian, Buyer or Buyer’s designee, in trust only for the purpose of servicing and supervising the servicing of each Underlying Mortgage Loan. The Underlying Mortgage Loan is not assigned or pledged, and Trust Subsidiary has good, indefeasible and marketable title thereto, and has full right to pledge the Underlying Mortgage Loan to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to pledge each Underlying Mortgage Loan pursuant to this Agreement and following the pledge of each Underlying Mortgage Loan, Buyer will have a security interest in such Underlying Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement;

(m) Doing Business. All parties which have had any interest in the Underlying Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state;

(n) Title Insurance. The Underlying Mortgage Loan is covered by an American Land Title Association lender’s title insurance policy, or with respect to any Underlying Mortgage Loan for which the related Mortgaged Property is located in California a California Land Title Association lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Guarantor, its successors and assigns, as to the first priority lien of the Mortgage, as applicable in the original principal amount of the Underlying Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (a), (b) and (c), and in the case of adjustable rate Underlying Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Guarantor, its successors and assigns, are the sole insureds of such lender’s title insurance policy,

Sch. 1-A-5

and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Guarantor, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by any Seller Party;

(o) No Defaults. There is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither any Seller Party nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

(p) No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(q) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(r) Origination. The Underlying Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Principal payments on the Underlying Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Underlying Mortgage Loan. The Mortgage Interest Rate as well as the lifetime rate cap and the periodic cap are as set forth on the Mortgage Loan Schedule. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable rate Underlying Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Underlying Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization. The Due Date of the first payment under the Mortgage Note is no more than sixty (60) days from the date of the Mortgage Note. The Underlying Mortgage Loan was acquired by Trust Subsidiary pursuant to the Trust Agreement.

Sch. 1-A-6

(s) Payment Provisions. Principal payments on the Underlying Mortgage Loan commenced no more than sixty days after the proceeds of the Underlying Mortgage Loan were disbursed. The Underlying Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Underlying Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, in the case of a fixed rate Underlying Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, and, in the case of an adjustable rate Underlying Mortgage Loan, are changed on each adjustment date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Mortgage Note does not permit negative amortization. There are no convertible Underlying Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note;

(t) Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on an Underlying Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Underlying Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on any Seller Party or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of Guarantor, Buyer or any servicer or any successor servicer to sell the related Mortgaged Property at a trustee’s sale or otherwise, or (z) the ability of Guarantor, Buyer or any servicer or any successor servicer to foreclose on the related Mortgage. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae.

(u) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices used by Seller Parties and the related Servicer with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry and are in compliance with all Requirements of Law applicable to similar or the same type of Underlying Mortgage Loans. The Underlying Mortgage Loan has been serviced by such Servicer and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, such Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due any Seller Party or such Servicer have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by any Seller Party or such Servicer for any work on a Mortgaged Property which has not been completed. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

Sch. 1-A-7

(v) Customary Provisions. The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws;

(w) Conformance with Underwriting Standards. The Underlying Mortgage Loan was underwritten, documented, and serviced, and all and all records relating thereto have been maintained, in accordance with the applicable Underwriting Guidelines in effect at the time the Underlying Mortgage Loan was originated;

(x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

(y) Appraisal. The Mortgage File contains an appraisal (or with respect to Agency Mortgage Loans, such other valuation permitted under the definition of Appraised Value) of the related Mortgaged Property which satisfied the standards and requirements of Fannie Mae and Freddie Mac and was made and signed, prior to the approval of the Underlying Mortgage Loan application, by a qualified appraiser (or with respect to Agency Mortgage Loans, a provider of such other valuation that is permitted under the definition of Appraised Value and that is approved by Fannie Mae and Freddie Mac), duly appointed by the Guarantor, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Underlying Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac. Each appraisal (or with respect to Agency Mortgage Loans, such other valuation permitted under the definition of Appraised Value) of the Underlying Mortgage Loan was made in accordance with the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Underlying Mortgage Loan was originated;

(z) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Underlying Mortgage Loan have been delivered to the Custodian (except with respect to Wet-Ink Mortgage Loans solely prior to the date such documents are required to be delivered pursuant to the definition of Wet-Ink Mortgage Loan). Guarantor is in possession of a complete, true and accurate Mortgage File, except for such documents the originals of which have been delivered to the Custodian;

Sch. 1-A-8

(bb) No Buydown Provisions; No Graduated Payments or Contingent Interests. No Underlying Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by Guarantor, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision. The Underlying Mortgage Loan is not a graduated payment mortgage loan and the Underlying Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(cc) Mortgagor Acknowledgment. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans and adjustable rate mortgage loans and rescission materials with respect to refinanced Underlying Mortgage Loans, and such statement is and will remain in the Mortgage File and all logs, audit trails, information and data evidencing or relating to the receipt and acknowledgment or execution of all disclosures, consent and acknowledgements required under eCommerce Laws will remain in the Loan Record;

(dd) No Construction Loans. No Underlying Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(ee) Acceptable Investment. No Seller Party has any knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Underlying Mortgage Loan to be an unacceptable investment, cause the Underlying Mortgage Loan to become delinquent, or adversely affect the value of the Underlying Mortgage Loan;

(ff) LTV, CLTV. No Underlying Mortgage Loan has an LTV (“loan-to-value” ratio) in excess of 90% or CLTV (“combined loan-to-value” ratio) in excess of (x) if such Underlying Mortgage Loan is a Non-Agency Mortgage Loan, 90% or (y) if such Underlying Mortgage Loan is an Agency Mortgage Loan, the maximum ratio permitted under the Agencies’ Underwriting Guidelines. No Government Loan has an LTV in excess of 100%.

(gg) Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest;

(hh) No Equity Participation. No document relating to the Underlying Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and no Seller Party has financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor;

Sch. 1-A-9

(ii) Proceeds of Underlying Mortgage Loan. The proceeds of the Underlying Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Guarantor or any Affiliate or correspondent of Guarantor, except in connection with a refinanced Underlying Mortgage Loan;

(jj) Origination Date. The origination date is no earlier than twelve (12) months prior to the related Purchase Date;

(kk) No Exception. The Custodian has not noted any material exceptions on a Mortgage Loan Schedule and Exception Report with respect to the Underlying Mortgage Loan which would materially adversely affect the Mortgage Loan or Buyer’s interest in the Underlying Mortgage Loan;

(ll) Occupancy of Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

(mm) No Misrepresentation or Fraud. No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to an Underlying Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Underlying Mortgage Loan or in the application of any insurance in relation to such Underlying Mortgage Loan;

(nn) Transfer of Underlying Mortgage Loans. Except with respect to Underlying Mortgage Loans registered with MERS, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(oo) Consolidation of Future Advances. Any principal advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Underlying Mortgage Loan;

(pp) No Balloon Payment. No Underlying Mortgage Loan has a balloon payment feature;

(qq) Condominiums/ Planned Unit Developments. If the residential dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of Fannie Mae and Freddie Mac including Fannie Mae eligibility requirements for sale to Fannie Mae or is located in a condominium or planned unit development project which has received Fannie Mae project approval and the representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been made and remain true and correct in all respects;

Sch. 1-A-10

(rr) Downpayment. The source of the down payment with respect to each Underlying Mortgage Loan has been fully verified by the Guarantor;

(ss) Calculation of Interest. Interest on each Underlying Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve (12) thirty (30) day months;

(tt) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Underlying Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair;

(uu) No Violation of Environmental Laws. To Seller’s knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(vv) Predatory Lending Regulations; High Cost Loans. No Underlying Mortgage Loan (a) is subject to Section 226.32 of Regulation Z or any similar state law (relating to high interest rate credit/lending transactions), or (b) is a High Cost Mortgage Loan;

(ww) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that any condominium project or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured home (other than a manufactured home that meets the criteria set forth in the definition of Manufactured Home Mortgage Loan) and the related Mortgage Loan is not secured by a mobile home, condotel or raw land. No portion of the Mortgaged Property is used for commercial purposes;

(xx) Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Underlying Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

Sch. 1-A-11

(yy) Servicemembers Civil Relief Act of 2003. The Mortgagor has not notified any Seller Party, and no Seller Party has any knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003;

(zz) No Denial of Insurance. No action, inaction, or event has occurred and no state of exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by any Seller Party or any designee of any Seller Party or any corporation in which any Seller Party or any officer, director, or employee had a financial interest at the time of placement of such insurance. Each Seller Party has caused or will cause to be performed any and all acts required to preserve the rights and remedies of Buyer in any insurance policies applicable to the Underlying Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of Buyer;

(aaa) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by any Seller Party to Buyer, that such Seller Party has full right and authority and is not precluded by law or contract from furnishing such information to Buyer and Buyer is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage. Seller shall hold Buyer harmless from any and all damages, losses, costs and expenses (including attorneys’ fees) arising from disclosure of credit information in connection with Buyer’s secondary marketing operations and the purchase and sale of mortgages or Servicing Rights thereto in compliance with the terms of this Agreement;

(bbb) Leaseholds. If the Underlying Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than fifteen (15) years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(ccc) Prepayment Penalty. No Underlying Mortgage Loan is subject to a prepayment penalty;

Sch. 1-A-12

(ddd) Predatory Lending Regulations; High Cost Loans. No Underlying Mortgage Loan (i) is classified as a High Cost Mortgage Loan, (ii) is subject to any law, regulation or rule that (A) imposes liability on a mortgagee or a lender to a mortgagee for upkeep to a Mortgaged Property prior to completion of foreclosure thereon, or (B) imposes liability on a lender to a mortgagee for acts or omissions of the mortgagee or otherwise defines a mortgagee in a manner that would include a lender to a mortgagee, or (iii) is subject to Section 226.32 of Regulation Z or any similar state law (relating to high interest rate credit/lending transactions);

(eee) Tax Service Contract. Guarantor has obtained a life of loan, transferable real estate tax service contract with an approved tax service contract provider on each Underlying Mortgage Loan and such contract is assignable without penalty, premium or cost to Buyer;

(fff) Flood Certification Contract. Guarantor has obtained a life of loan, transferable flood certification contract for each Underlying Mortgage Loan and such contract is assignable without penalty, premium or cost to Buyer;

(ggg) Recordation. Each original Mortgage was recorded and, except for those Underlying Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to Buyer) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof or is in the process of being recorded;

(hhh) Simple Interest Mortgage Loans. None of the Underlying Mortgage Loans are simple interest Underlying Mortgage Loans;

(iii) Compliance with Anti-Money Laundering Laws. Guarantor has complied with all applicable anti-money laundering laws and regulations, including without limitation the Anti-Money Laundering Laws; each Seller Party has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Underlying Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

(jjj) Located in U.S. No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to an Underlying Mortgage Loan is located in any jurisdiction other than in one (1) of the fifty (50) states of the United States of America or the District of Columbia;

(kkk) Servicing Practices. Each Underlying Mortgage Loan has been serviced in all material respects in compliance with those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Underlying Mortgage Loan in the jurisdiction where the related Mortgaged Property is located;

Sch. 1-A-13

(lll) Single-Premium Credit Life Insurance. None of the proceeds of the Underlying Mortgage Loan were used to finance single-premium credit insurance policies;

(mmm) FICO. Except as otherwise approved in writing by Buyer, no Mortgagor in respect of an Underlying Mortgage Loan has a FICO score below (i) if such Underlying Mortgage Loan is a Non-Agency Mortgage Loan that is not a Qualifying High LTV Mortgage Loan,[***], (ii) if such Underlying Mortgage Loan is a Qualifying High LTV Mortgage Loan, [***], (iii) if such Underlying Mortgage Loan is a Qualifying Low FICO Mortgage Loan, [***], or (iv) if such Underlying Mortgage Loan is an Agency Mortgage Loan or a Government Loan, [***].

(nnn) Back End DTI Ratio. No Underlying Mortgage Loan has a Back End DTI Ratio greater than (x) if such Underlying Mortgage Loan is a Non-Agency Mortgage Loan, [***] or (y) if such Underlying Mortgage Loan is an Agency Mortgage Loan, the maximum Back End DTI Ratio permitted under the Agencies’ Underwriting Guidelines;

(ooo) Government Subsidy Program. No Underlying Mortgage Loan is subject to any governmental subsidy program;

(ppp) Litigation. There is no litigation, proceeding, governmental investigation or class action lawsuit existing or pending or to the knowledge of any Seller Party threatened, or any order, injunction, decree or settlement agreement outstanding, relating to or arising out of the Underlying Mortgage Loan, nor does any Seller Party know of any basis for any such litigation, proceeding, governmental investigation or class action lawsuit;

(qqq) Qualified Mortgage. Notwithstanding anything to the contrary set forth in this Agreement, on and after January 10, 2014 (or such later date as set forth in the relevant regulations), (i) prior to the origination of each Underlying Mortgage Loan, the originator made a reasonable and good faith determination that the Mortgagor had a reasonable ability to repay the loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c) and (ii) each Underlying Mortgage Loan is a “Qualified Mortgage” as defined in 12 CFR 1026.43(e);

(rrr) Loan Type. No Underlying Mortgage Loan is a “pay option ARM” or similar type of mortgage loan or a home equity revolving line of credit, reverse mortgage loan, co-operative loan or a commercial loan; and

(sss) No Single Credit Insurance. At the closing of the Underlying Mortgage Loan, none of the proceeds of the Underlying Mortgage Loan were used to finance single premium credit insurance policies.

(ttt) eNotes. With respect to each eMortgage Loan, the related eNote satisfies all of the following criteria:

(i) the eNote bears a digital or electronic signature;

Sch. 1-A-14

(ii) the Hash Value of the eNote indicated in the MERS eRegistry matches the Hash Value of the eNote as reflected in the eVault;

(iii) (1) there is, and has at all times there has been, a single Authoritative Copy of the eNote, as applicable and within the meaning of Section 9-105 of the UCC, Section 16 of the UETA or Section 7021 of E-SIGN, as applicable, (2) such Authoritative Copy is held in the eVault in satisfaction satisfies of the requirements of § 16(b) and (c) of UETA and § 201(b) and (c) of E-SIGN and all applicable Agency Guidelines and (3) all copies of the eNote other than the Authoritative Copy are readily identifiable as non-authoritative copies;

(iv) the Location status of the eNote on the MERS eRegistry reflects the MERS Org ID of the Custodian;

(v) the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of Buyer;

(vi) the Delegatee status of the eNote on the MERS eRegistry reflects the MERS Org ID of Custodian;

(vii) the Servicing Agent status of the eNote on the MERS eRegistry reflects the Servicer’s MERS Org ID;

(viii) there is no Control Failure with respect to such eNote;

(ix) the eNote is a valid and enforceable Transferable Record pursuant to all applicable eCommerce Laws or comprises “electronic chattel paper” within the meaning of the UCC;

(x) there is no defect with respect to the eNote that would result in Buyer having less than full rights, benefits and defenses of “Control” (within the meaning of the UETA or the UCC, as applicable) of the Transferable Record;

(xi) the single Authoritative Copy of the eNote (1) is maintained electronically and has not been papered-out, nor is there another paper representation of such eNote and (2) has not been altered since it was electronically signed by its issuer(s);

(xii) the eNote and other electronic Underlying Mortgage Loan documents, the systems and processes used to create, register, transfer, store, retrieve, maintain and secure these documents, and the eClosing System used by the Mortgagor to electronically sign these documents comply with all applicable eCommerce Laws, including Section 201 of E-SIGN and/or Section 16 of UETA and the Agency Guidelines;

(xiii) such eMortgage Loan was originated using the current form of Uniform Fannie Mae/Freddie Mac form of eNote (which form is, as of the Closing Date, created by modifying the appropriate Fannie Mae or Freddie Mac Uniform Instrument to meet substantive and technical eligibility requirements for eNotes under applicable Agency Guidelines, including without limitation the substantive requirement that such eNote contain the Agency-Required eNote Legend) or in such other form acceptable to the applicable Agency, Approved eMortgage Take-out Investor, and Buyer, and in compliance with all applicable eCommerce Laws and Agency Guidelines;

Sch. 1-A-15

(xiv) the eNote contains a valid, unique eighteen (18) digit MIN that is identical to the MIN assigned to the related Mortgage on the MERS System and the eNote registry will be the MERS eRegistry unless otherwise identified to and approved by Buyer;

(xv) the eNote is properly registered on the MERS eRegistry (and was initially registered within one (1) calendar day of the origination of the eMortgage Loan) and all transfers of control, location and/or servicing agent and all modifications to the eNote and the eMortgage Loan, if any, have been approved by Buyer in writing and are reflected on the eRegistry in compliance with the MERS eRegistry Procedures Manual and applicable Agency Guidelines;

(xvi) the tamper-seal of such eNote matches the tamper-seal of the eNote on the eRegistry;

(xvii) the eNote is not subject to a defense, claim of ownership or security interest, or claim in recoupment of any party that can be asserted against any Seller Party, Buyer or any subsequent transferor;

(xviii) any transfers of Control of the eNote are authenticated and authorized;

(xix) with respect to the eNote and each other Electronic Record contained in the Mortgage File, Seller Parties have collected and continue to retain as part of the eClosing Transaction Record (A) any and all consents, agreements and disclosures required to create a valid and binding electronic record under eCommerce Laws and (B) appropriate evidence, to document the agreement of each signer of such eNote or other Electronic Record to use an electronic signature, to demonstrate such signer’s execution of a particular electronic signature, and to prove its attribution of the electronic signature to such signer; and

(xx) all electronic signatures associated with the eMortgage Loan are authenticated and authorized and the type of electronic signature used by the Mortgagor to sign the eNote and any other electronic record associated therewith (A) is legal and enforceable under applicable law, and (B) if effected by means of audio or video recording, such audio or video recordings were made in conformity with Agency eMortgage requirements and applicable laws.

(uuu) MERS Delivery; MERS eRegistry. Each Seller Party has established procedures and controls limiting access to MERS eDelivery and the MERS eRegistry to duly authorized individuals, and Buyer is entitled to rely on any transmission, transfer or other communication via these systems to be the authorized act of such Seller Party.

Sch. 1-A-16

(vvv) Wet-Ink Mortgage Loans. With respect to each Underlying Mortgage Loan that is a Wet-Ink Mortgage Loan, the settlement agent has been instructed in writing by Seller Parties to hold the related Underlying Mortgage Loan documents as agent and bailee for Buyer or Buyer’s agent and to promptly forward such Underlying Mortgage Loan documents in accordance with the provisions of the Custodial Agreement and the escrow instruction letter and the Seller Parties have delivered to the Custodian the Mortgage File and the wire instructions for the settlement agent have been validated by Guarantor.

(www) FHA/VA/USDA Insurance. Each Government Loan is (i) covered by an FHA Mortgage Insurance Contract and there exists no impairment to full recovery without indemnity to HUD or the FHA under the FHA Mortgage Insurance Contract, (ii) guaranteed, or eligible to be guaranteed by a VA Loan Guaranty Agreement, under the VA Regulations and there exists no impairment to full recovery without indemnity to the VA under the VA Loan Guaranty Agreement, or (iii) guaranteed, or eligible to be guaranteed by an USDA guaranty, under the USDA Regulations and there exists no impairment to full recovery without indemnity to the USDA under the USDA guaranty.

Sch. 1-A-17

SCHEDULE 1-B

REPRESENTATIONS AND WARRANTIES RE: TRUST INTERESTS

Seller represents and warrants to Buyer, with respect to each Trust Interest, that as of the Purchase Date for the Trust Certificate and as of the date of this Agreement and any Transaction hereunder and at all times while the Facility Documents and any Transaction hereunder is in full force and effect. For purposes of this Schedule 1-B and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Trust Interest if and when any Seller Party has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Trust Interest. With respect to those representations and warranties which are made to the best of any Seller Party’s knowledge, if it is discovered by any Seller Party or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding such Seller Party’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a) Ownership. The Trust Interests constitute all of the issued and outstanding beneficial interests of all classes of Trust Subsidiary (and 100% of the beneficial ownership interests in each Underlying Mortgage Loan owned by Trust Subsidiary) and are certificated;

(b) Compliance with Law. Each Trust Interest complies in all respects with, or is exempt from, all applicable requirements of federal, state or local law relating to such Trust Interest;

(c) Good and Marketable Title. Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller has good and marketable title to, and is the sole owner and holder of, the Trust Interests, and Seller is transferring such Trust Interests free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Trust Interests. Upon consummation of the purchase contemplated to occur in respect of such Trust Interests, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Trust Interests free and clear of any pledge, lien, encumbrance or security interest and upon each of (x) the filing of a financing statement covering the Trust Interests in the State of Delaware and naming Seller as debtor and Buyer as secured party and (y) delivery of the Trust Certificate to Buyer, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on the Trust Interests in favor of Buyer enforceable as such against all creditors of Seller and any Persons purporting to purchase the Trust Interests from Seller;

(d) No Fraud. No fraudulent acts were committed by any Seller Party or any of their respective Affiliates in connection with the issuance of such Trust Interests;

Sch. 1-B-18

(e) No Defaults. No (i) monetary default, breach or violation exists with respect to any agreement or other document governing or pertaining to such Trust Interests, (ii) non-monetary default, breach or violation exists with respect to such Trust Interests, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation of such Trust Interests;

(f) No Modifications. Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such Trust Interests and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists;

(g) Power and Authority. Seller has full right, power and authority to sell and assign such Trust Interests, and such Trust Interests have not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof;

(h) Consents and Approvals. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing such Trust Interests, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Trust Interests, for Buyer’s exercise of any rights or remedies in respect of such Trust Interests or for Buyer’s sale, pledge or other disposition of such Trust Interests. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies with respect to such Trust Interests;

(i) No Governmental Approvals. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for any transfer or assignment by the holder of such Trust Interests to the Buyer;

(j) Original Trust Certificate. Seller has delivered to Buyer an original Trust Certificate, authorized and executed by the Trust Certificate Registrar in the name of the Buyer;

(k) No Litigation. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Trust Interests is or may become obligated;

(l) Duly and Validly Issued. The related Trust Certificate has been duly and validly issued in the name of Buyer;

(m) Eligible Certificates as Securities. The related Trust Certificate (a) constitutes a “security” as defined in Section 8-102 of the Uniform Commercial Code (b) is not dealt in or traded on securities exchanges or in securities markets, (c) does not constitute an investment company security (within the meaning of Section 8-103(c) of the Uniform Commercial Code) and (d) is not held in a securities account (within the meaning of Section 8-103(c) of the Uniform Commercial Code);

Sch. 1-B-19

(n) No Distributions. There are (x) no outstanding rights, options, warrants or agreements for a purchase, sale or issuance, in connection with the Trust Certificate (except as expressly contemplated or permitted by this Agreement), (y) no agreements on the part of Seller to issue, sell or distribute the Trust Certificate (except as expressly contemplated or permitted by this Agreement), and (z) no obligations on the part of Seller (contingent or otherwise) to purchase, repurchase, redeem or otherwise acquire any securities or any interest therein (other than from Buyer or as expressly contemplated by this Agreement) or to pay any dividend or make any distribution in respect of the Trust Certificate (other than to Buyer or as expressly contemplated by this Agreement until the repurchase of the Trust Certificate); and

(o) No Waiver. Seller has not waived or agreed to any waiver under, or agreed to any amendment or other modification of the Trust Agreement, except as expressly contemplated herein or otherwise agreed to by Buyer in writing.

Sch. 1-B-20